Exhibit 2.1

Execution Copy

MAJOR STOCKHOLDER
CONTRIBUTION AND EXCHANGE AGREEMENT

by and among

OLF Acquisition Corp.,

Coleman Fung,

and

The Investors named herein

Dated as of February 1, 2006

i

Section 3.	Additional Representations and Warranties of the Major Stockholder		22
	3.1	Enforceability and Non-Contravention	22
	3.2	Investment Representations	23

Section 4.	Representations and Warranties of HoldCo and the Investors		23
	4.1	Organization and Corporate Power	23
	4.2	Authority and Non-Contravention	24
	4.3	Capitalization; HoldCo Common Stock	24
	4.4	Business; Assets and Obligations	24

Section 5.	Indemnification		24
	5.1	Representations and Warranties; Survival	24
	5.2	Transaction Related Indemnification	25
	5.3	Limitations on Indemnification	26
	5.4	Exclusive Remedy	26
	5.5	Procedure	27
	5.6	Limitation on Contribution and Certain Other Rights	28
	5.7	Escrow	28

Section 6.	Employee Matters		28
	6.1	Employees	28
	6.2	Benefits	28
	6.3	Restricted Stock and Option Grants	28
	6.4	Employment Agreements	29
	6.5	$3 Million Retention Bonus Pool for Certain Employees	29

Section 7.	Release		29
	7.1	Release	29
	7.2	No Assignment of Claims	30
	7.3	Covenant Not to Sue	30
	7.4	Adequacy of Information	30
	7.5	Sufficiency of Consideration	30

Section 8.	Non-Competition		30
	8.1	Non-Competition and Non-Solicitation	30

Section 9.	General		32
	9.1	Waivers and Consents; Amendments	32
	9.2	Legend on Securities	32
	9.3	Further Actions	32
	9.4	Governing Law	33
	9.5	Counterparts	33
	9.6	Notices and Demands	33
	9.7	Dispute Resolution	33
	9.8	Consent to Jurisdiction	34
	9.9	Remedies; Severability	34

9.10	Integration	35
9.11	Assignability; Binding Agreement	35
9.12	No Third Party Beneficiaries	35
9.13	Certain Definitions	35
9.14	Publicity	37
9.15	Drafting Conventions; No Construction Against Drafter	37

EXHIBITS

Exhibit A	–	Form of Escrow Agreement
Exhibit B	–	Certificate of Incorporation
Exhibit C	–	Bylaws
Exhibit D	–	Form of Option Termination Agreement
Exhibit E	–	Form of Option Termination and Stay Bonus Agreement
Exhibit F	–	Form of Morgan, Lewis & Bockius LLP Opinion
Exhibit G	–	2006 Stock Option and Grant Plan
Exhibit H	–	Form of Restricted Stock Agreement
Exhibit I	–	Post-Closing Capitalization Table
Exhibit J	–	Form of Incentive Stock Option Agreement
Exhibit K	–	Form of Employment Agreement with Major Stockholder
Exhibit L	–	Form of Employment Agreement with Kevin Hesselbirg
Exhibit M	–	Form of Retention Bonus Plan

DISCLOSURE SCHEDULE

Schedule 2.1	–	Foreign Qualifications
Schedule 2.3	–	Capitalization
Schedule 2.4	–	Subsidiaries; Investments
Schedule 2.5	–	Financial Statements
Schedule 2.6	–	Liabilities
Schedule 2.7	–	Absence of Changes
Schedule 2.8	–	Accounts Receivable; Accounts Payable
Schedule 2.9	–	Transactions with Affiliates
Schedule 2.11	–	Tax Matters
Schedule 2.12	–	Material Contracts
Schedule 2.13	–	Intellectual Property
Schedule 2.14	–	Litigation
Schedule 2.15	–	List of Employees
Schedule 2.16	–	Compliance with Laws
Schedule 2.17	–	Employee Benefit Programs
Schedule 2.18	–	Insurance Coverage
Schedule 2.19	–	Investment Banking; Brokerage
Schedule 2.21	–	Customers; Distributors and Partners
Schedule 2.23	–	Warranty and Related Matters
Schedule 2.26	–	Government Contracts

SCHEDULES

Schedule 3.1	–	Enforceability and Non-Contravention
Schedule 6.3	–	Restricted Stock and Option Grants

MAJOR STOCKHOLDER
CONTRIBUTION AND EXCHANGE AGREEMENT

This Major Stockholder Contribution and Exchange Agreement (the “Agreement”) is made and entered into as of February 1, 2006 by and among OLF Acquisition Corp., a Delaware corporation (“HoldCo”), Coleman Fung (the “Major Stockholder”), and the investment partnerships and other investors named in the signature pages hereto (the “Investors”).

WHEREAS, the Investors have purchased shares of HoldCo’s Series A Convertible Preferred Stock, $.001 par value per share (the “Convertible Preferred Stock”), for an aggregate purchase price of $45,000,000 pursuant to a subscription agreement entered into by and among HoldCo and the Investors;

WHEREAS, the Major Stockholder holds shares of common stock, par value $.01 per share (the “Company Common Stock”), of Open Link Financial, Inc., a Delaware corporation (the “Company”);

WHEREAS, the Major Stockholder desires to contribute all of his shares of Company Common Stock to HoldCo in exchange for the Rollover Consideration (as defined below) (the “Major Stockholder Contribution”);

WHEREAS, simultaneously with the Major Stockholder Contribution, certain other holders of shares of Company Common Stock (the “Rollover Stockholders”) are contributing all such Rollover Stockholder’s shares of Company Common Stock to HoldCo pursuant to that certain Contribution and Exchange Agreement (the “Contribution Agreement”) dated the date hereof (such contribution, together with the Major Stockholder Contribution, the “Contribution”); and

WHEREAS, after giving effect to the Contribution, HoldCo will be the owner of over 90% of the outstanding capital stock of the Company.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

Section 1. The Major Stockholder Contribution; Escrow; Closing; Merger.

1.1                Contribution of Rollover Shares. Subject to and in reliance upon the terms and conditions of this Agreement, at the Closing, the Major Stockholder shall contribute to HoldCo, and HoldCo shall acquire from the Major Stockholder, 15,234,000 shares of Company Common Stock (the “Rollover Shares”).

1.2                Rollover Consideration. In exchange for each of the Rollover Shares contributed pursuant to Section 1.1, HoldCo shall (a) pay to the Major Stockholder $3.95 in cash and (b) issue to the Major Stockholder 0.25 of a share of common stock, par value $.001 per share (the “HoldCo Common Stock”), of HoldCo. The aggregate amount of cash to be paid to the Major Stockholder is $60,183,015 (the “Cash Amount”) and the aggregate number shares of HoldCo Common Stock which shall be issued to the Major Stockholder is 3,808,500 shares (the “HoldCo Common Shares” and, together with the Cash Amount, the “Rollover Consideration”).

1.3           Escrow. Immediately prior to or contemporaneously with the execution and delivery of this Agreement, the Investors and the Major Stockholder shall enter into an escrow agreement with Mellon Trust of New England, N.A. (the “Escrow Agent”) in the form of Exhibit A (the “Escrow Agreement”). At the Closing, $3,350,000 of the amount otherwise payable to the Major Stockholder pursuant to Section 1.2 (the “General Escrow Deposit”) shall be deposited into an account the (“General Escrow Account”) with the Escrow Agent to be held and paid out by the Escrow Agent in accordance with the terms of the Escrow Agreement. In addition, the Company shall deposit $3,000,000 (the “Bonus Escrow Deposit” and, together with the General Escrow Deposit, the “Escrow Deposit”)) into a separate account (the “Bonus Escrow Account” and, together with the General Escrow Account, the “Escrow Account”) with the Escrow Agent to be held and paid out by the Escrow Agent in accordance with the terms of the Escrow Agreement.

1.4           Closing and Closing Date. The closing of the purchase and sale of shares of HoldCo Common Stock hereunder (the “Closing”) shall take place at a mutually agreeable location on the date hereof (the “Closing Date”). At the Closing, HoldCo shall deliver or cause to be delivered to the Major Stockholder a stock certificate representing all of the shares of HoldCo Common Stock issued hereunder, free and clear of any and all liens, claims, options, charges, pledges, security interests, deeds of trust, voting agreements, voting trusts, encumbrances, and rights or restrictions of any nature (“Claims”) except as set forth in the Stockholder’s Agreement and the Registration Rights Agreement. All cash payments hereunder shall be made by wire of same day available funds.

1.5         Merger.

(a)         As soon as practicable following the consummation of the Contribution and the registration of the transfer on the Company’s stock ledger of all of the shares of Company Common Stock purchased by HoldCo pursuant thereto, HoldCo agrees to (i) file a certificate of ownership and merger (the “Certificate of Merger”) in such form as is required by and executed in accordance with Section 253 of the Delaware General Corporation Law (the “DGCL”), pursuant to which HoldCo shall merge with and into the Company (the “Merger”) and (ii) make all other filings or recordings required under the DGCL to effect the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later date and time as may be specified in the Certificate of Merger (the date and time the Merger becomes effective being the “Effective Time”).

(b)        HoldCo agrees that, pursuant to the Merger:

(i)          each share of Company Common Stock issued and outstanding at the Effective Time owned by stockholders (the “Original Stockholders”) other than HoldCo, the Company or any of its direct or indirect Subsidiaries (and in each case not held on behalf of third parties), or any shares of Company Common Stock owned by any

Original Stockholder who is entitled to and properly demands appraisal of such stock, shall be converted into the right to receive $5.53 in cash;

(ii)           each share of HoldCo Common Stock issued and outstanding as of the Effective Time shall cease to be outstanding and shall be converted into and become one fully paid and nonassessable share of common stock, par value $.001 per share (the “New Common”), of the Company as the surviving corporation (the “Surviving Corporation”);

(iii)          each share of Convertible Preferred Stock issued and outstanding as of the Effective Time shall cease to be outstanding and shall be converted into and become one fully paid and nonassessable share of Series A convertible preferred stock, par value $.001 per share, of the Surviving Corporation;

(iv)          each option to acquire one (1) share of Company Common Stock granted under the Company’s Amended and Restated 1995 Stock Option Plan (or its predecessor) and outstanding at the Effective Time shall be converted into an option to acquire one (1) share of New Common (each option, so converted, an “Existing Stock Option”);

(v)           each share of Company Common Stock held by HoldCo or the Company (or any of its subsidiaries) as of the Effective Time shall be canceled and retired for no consideration;

(vi)          at the Effective Time all the property, rights, privileges, powers and franchises of the Company and HoldCo shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and HoldCo shall become the debts, liabilities and duties of the Surviving Corporation;

(vii)         at the Effective Time, the certificate of incorporation and the bylaws of the Surviving Corporation shall be amended to read in their entirety as set forth on Exhibit B hereto and Exhibit C hereto, respectively;

(viii)        after the Effective time each Existing Stock Option held by a holder residing in the United States who is not a Rollover Stockholder shall be terminated in exchange for a payment in cash equal to the product of the number of shares of New Common subject to such Existing Stock Option, times the excess of the Per Share Merger Consideration (as defined below) over the per share exercise price of such Existing Stock Option, subject to the consent of the holder of such Existing Stock Option and to the entry by such holder into an agreement on terms substantially similar to those set forth in Exhibit D hereto; provided that all such payments shall be subject to any withholding that is required by applicable Tax law; and

(ix)          each Existing Stock Option held by a holder residing outside of the United States who is not a Rollover Stockholder shall be terminated in exchange for a payment in cash equal to the product of the number of shares of New Common subject to such Existing Stock Option, times the excess of the Per Share Merger Consideration over the per share exercise price of such option, subject to the consent of the holder of such Existing Stock Option and to the entry by such holder into an agreement on terms substantially similar to Exhibit E hereto; provided that, subject to the terms and conditions therein, any such payment shall be paid only if and when such portion would have become vested pursuant to the terms of the Existing Stock Option had the Merger not occurred, provided further that all such payments shall be subject to any withholding that is required by applicable Tax law.

(c)                HoldCo agrees, on the Closing Date and immediately following receipt by the Surviving Corporation of the proceeds from the Credit Agreement (the “Credit Agreement”), dated as of the date hereof between the Surviving Corporation and Bank of America, N.A., and the Subordinated Convertible Note Purchase Agreement (the “Note Purchase Agreement”), dated as of the date hereof between the Surviving Corporation and TA Investors II L.P. and TA Subordinated Debt Fund, L.P., to cause the Surviving Corporation to pay (i) to the Major Stockholder and each Rollover Stockholder the cash amount set forth herein and in the Contribution Agreement, as applicable, and (ii) to each of the Original Stockholders (excluding any Original Stockholder who is entitled to and properly demands appraisal rights) $5.53 (the “Per Share Merger Consideration”) for each share of such Original Stockholder’s Company Common Stock.

1.6           Phantom Shares. HoldCo agrees, on the Closing Date and immediately following receipt by the Surviving Corporation of the proceeds from the Credit Agreement and the Note Purchase Agreement, to cause the Surviving Corporation to make a cash payment to each holder of a right (a “Phantom Share”) granted pursuant to the Company’s Equity Ownership Plan to receive a payment in cash equal to the product of (x) the number of Phantom Shares held by such holder, times (y) the Per Share Merger Consideration, less (z) the amount of any withholding that is required by applicable Tax law.

1.7           Withholding. The Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any person hereunder such amounts as the Surviving Corporation may be required to deduct and withhold therefrom under any provision of federal, state, local or foreign tax law. To the extent that such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. Notwithstanding the foregoing, no such deduction or withholding shall be required with respect to consideration payable by the Surviving Corporation to the Major Stockholder.

1.8           Opinion. Upon the consummation of the Closing and the execution and delivery following the Closing of the Stockholders Agreement and the Registration Rights Agreement, Morgan, Lewis & Bockius LLP will deliver a legal opinion to the Investors in the form attached hereto as Exhibit F.

Section 2. Representations and Warranties of the Major Stockholder.

In order to induce the Investors to enter into this Agreement and consummate the transactions contemplated hereby, the Major Stockholder makes to the Investors the representations and warranties contained in this Section 2. The representations and warranties set forth under this Section 2, regardless of their terms, shall not be deemed to extend to any matter that is a subject of indemnification pursuant to Section 5.2(c).

2.1           Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (a) is duly qualified or registered to do business as a foreign corporation in each jurisdiction listed in Schedule 2.1(a), (b) is duly qualified or registered to do business as a foreign corporation in each jurisdiction in which the failure to be so duly qualified or registered, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (as defined in Section 9.13) and (c) has not qualified or registered to do business as a foreign corporation in each jurisdiction listed in Schedule 2.1(c). The Company has all required corporate power and authority to carry on its business as presently conducted. The copies of the certificate of incorporation and the bylaws of the Company, each as amended to date, that have been furnished to the Investors in connection with this Agreement are accurate and complete and the Company is not in violation of any term of its certificate of incorporation or bylaws.

2.2           Corporate Records. The Company keeps and maintains books, accounts and records that fairly reflect the material assets, properties, liabilities, obligations and results of the conduct and operation of the business of the Company and its Subsidiaries. The corporate record books of the Company and its Subsidiaries accurately reflect all corporate action taken by their respective stockholders and board of directors and committees. The copies of the corporate records of the Company and its Subsidiaries, as delivered to the Investors, are true and complete copies of those documents.

2.3           Capitalization.

(a)          (i) Immediately prior to the consummation of the Contribution, the authorized capital stock of the Company consisted of 40,000,000 shares of Company Common Stock, of which 20,734,759 shares were issued and outstanding, (ii) all of the capital stock of the Company and rights to acquire capital stock of the Company were owned as shown on Schedule  2.3 and (iii) except as shown on Schedule 2.3, there were no other no outstanding subscriptions, options, warrants, preemptive rights, agreements, arrangements or commitments of any kind relating to the issuance or sale of, or outstanding securities convertible into or exercisable or exchangeable for, any shares of capital stock of any class or other equity interests of the Company.

(b)         Except as provided herein, the Company has no obligation to purchase, redeem, or otherwise acquire any of its capital stock or any interests therein, and except as disclosed in Schedule 2.3 has not redeemed any shares of its capital stock in the past five years.

2.4           Subsidiaries; Investments. Each Subsidiary disclosed on Schedule 2.4 is duly organized, validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified or registered to do business as a foreign organization in each jurisdiction in which the failure to be so duly qualified or registered could reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 2.4, each Subsidiary is wholly-owned, directly or indirectly, by the Company and there are no outstanding subscriptions, options, warrants, preemptive rights, agreements, arrangements or commitments of any kind relating to the issuance or sale of, or outstanding securities convertible into or exercisable or exchangeable for, any shares of capital stock of any class or other equity interests of any such Subsidiary. Except as set forth in Schedule 2.4, neither the Company nor any Subsidiary has any investment, or holds any interest in, or has any outstanding loan or advance to or from, any Person, including any officer, director or shareholder of the Company or any Subsidiary.

2.5           Financial Statements.

(a)          The Company has previously furnished to the Investors the following financial statements of the Company and its Subsidiaries on a consolidated basis, copies of which are attached to Schedule 2.5: (i) the audited balance sheets for the fiscal years ended December 31, 2004, December 31, 2003 and December 31, 2002 and the related audited statements of income, retained earnings and cash flows for the fiscal years then ended, with a report thereon by the independent certified public accountants of the Company, and (ii) the Company’s unaudited balance sheet as at December 31, 2005 (the “Base Balance Sheet”) and the related unaudited consolidated statements of income, retained earnings and cash flows for the twelve-month period then ended (the financial statements attached to Schedule 2.5, the “Financial Statements”). The Financial Statements are consistent in all material respects with the books and records of the Company and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of the Company and its Subsidiaries as of the dates thereof and its results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements; provided, however, that any such normal and recurring year end adjustments will not have a material effect on the financial results, results of operations and/or cash flows reported in such unaudited financial statements). Except as set forth in Schedule 2.5, neither the Company nor any Subsidiary has entered into any transactions involving the factoring of receivables, synthetic leases, off balance sheet research and development arrangements or the use of special purpose entities for any off balance sheet activity. The Company’s revenue recognition policies and the application of those policies comply with applicable standards under GAAP applied on a consistent basis. To the knowledge of the Management Stockholders, the Financial Statements are true and correct in all material respects as of the date thereof.

(b)          As of the Closing, after giving effect to the transactions contemplated by this Agreement, including the Merger and the payment of any transaction-related expenses, the Company will have (i) net working capital (defined, for purposes of this Section 2.5(b), as current assets minus current liabilities) of not less than $7,500,000, (ii) cash and cash equivalents of not less than $19,500,000 and (iii) no indebtedness for borrowed money other than as set forth in Schedule 2.5, in each case determined in accordance with GAAP applied on a consistent basis. From October 31, 2005 (the “Reference Date”) to the date hereof, there has not been any declaration, setting aside or payment of any dividend by the Company or any Subsidiary, or the making of any other distribution in respect of the capital stock of the Company or any Subsidiary, or any direct or indirect redemption, purchase or other acquisition by the Company or any Subsidiary of any shares of its capital stock.

2.6           Absence of Undisclosed Liabilities. To the knowledge of the Management Stockholders, neither the Company nor any Subsidiary has any liability or obligation arising out of any single set of facts, conditions or events, or series of related events, of any nature in excess of $500,000, whether accrued, absolute, contingent, asserted, unasserted or otherwise, except any liability or obligation that (a) is stated or adequately reserved against in the Base Balance Sheet, (b) has been incurred since Reference Date in the ordinary course of business and consistent with past practice, or (c) is disclosed in Schedule 2.6.

2.7           Absence of Certain Changes. Since the Reference Date, the Company and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice and, except as set forth in Schedule 2.7, there has not been:

(a)          a Material Adverse Effect;

(b)         any mortgage, lien or other Claim placed on any of the properties of the Company or any Subsidiary, other than (i) purchase money liens incurred in the ordinary course of business consistent with past practice and (ii) liens for taxes not yet due and payable;

(c)          any discharge of a material lien of the Company or any Subsidiary;

(d)         any incurrence of any Indebtedness, or any repayment of the principal amount of any Indebtedness, in excess of $100,000;

(e)          any contingent liability incurred by the Company or any Subsidiary as guarantor or otherwise with respect to Indebtedness of other Persons or any cancellation of any material Indebtedness or claim owing to, or waiver of any material right of, the Company or any Subsidiary, including any write-off or compromise of any accounts receivable other than in the ordinary course of business consistent with past practice;

(f)          any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any properties or assets by the Company or any Subsidiary, including the purchase, sale or other disposition of any of its Intellectual Property Assets (as defined in Section 2.13(b)), involving the payment or receipt of more than $100,000, other than any license of any Intellectual Property Assets owned by the Company or any Subsidiary in the ordinary course of business consistent with past practice;

(g)         any license of any Intellectual Property Assets owned by the Company or any Subsidiary other than in the ordinary course of business consistent with past practice;

(h)         any damage, destruction or loss, whether or not covered by insurance, in excess of $100,000;

(i)           any disclosure of any secret or confidential Intellectual Property Assets, except pursuant to the issuance of a patent or subject to a confidentiality agreement, or any lapse or abandonment of any Intellectual Property Assets, or any registration or grant thereof, or any application related thereto to which, or under which, the Company or any Subsidiary has any rights;

(j)           any declaration, setting aside or payment of any dividend by the Company or any Subsidiary, or the making of any other distribution in respect of the capital stock of the Company or any Subsidiary, or any direct or indirect redemption, purchase or other acquisition by the Company or any Subsidiary of the capital stock of the Company or any Subsidiary.

(k)          any issuance or sale of any capital stock, notes, bonds or other securities, or any option, warrant or other right relating thereto, of the Company or any Subsidiary;

(1)          any charges of unfair labor practices by or before the National Labor Relations Board involving the Company or any of its Subsidiaries, any change in the compensation payable or to become payable by the Company or any of its Subsidiaries to any officers or employees of the Company or any of its Subsidiaries other than normal merit increases to employees in accordance with its usual past practices, or any bonus payment or arrangement in favor of those officers or employees or any establishment or creation of any employment, deferred compensation or severance arrangement or employee benefit plan with respect to those persons or the amendment of any of the foregoing, other than, with respect to officers and employees of the Company other than the Major Stockholder or any of the Rollover Stockholders, bonus payments, creation of employment, severance or similar arrangements, each in the ordinary course of the Company’s business;

(m)         any resignation, termination or removal of any officer of the Company or any Subsidiary or material loss of personnel of the Company or any Subsidiary or material change in the terms and conditions of the employment of the officers or other key personnel of the Company or any Subsidiary;

(n)         any obligation or liability incurred by the Company or any Subsidiary to any of the officers, directors, shareholders or employees of the Company or any Subsidiary, or any loans or advances made by the Company or any Subsidiary to any of the officers, directors, shareholders or employees of the Company or any Subsidiary, except normal compensation and expense allowances payable to officers or employees in the ordinary course of business consistent with past practice;

(o)         any material change in accounting methods or practices, collection practices or policies, or pricing or payment practices or polices of the Company or any Subsidiary;

(p)         any material change in (i) any pricing, investment, accounting, financial reporting, inventory, credit allowance, collection, payment or Tax practice or policy of the Company or any Subsidiary, or (ii) any method of calculating any bad debt, contingency or other reserve of the Company or any Subsidiary for accounting, financial reporting or Tax purposes, or any change in the fiscal year of the Company or any Subsidiary;

(q)         any write-off or write-down of or any determination to write off or write down any of the assets or properties of the Company or any Subsidiary in an aggregate amount exceeding $100,000;

(r)          any loss, or any development that, to the knowledge of the Management Stockholders, could reasonably be expected to result in a loss, of any Material Customer or Partner (each as defined in Section 2.21);

(s)          any termination of or material amendment to any material contract listed on Schedule 2.12, excluding any amendment which only changes the quantity of the Company’s products (or rights to use the Company’s products) made available under such contract at normal pricing levels.

(t)          any arrangements relating to any royalty or similar payment based on the revenues, profits or sales volume of the Company or any Subsidiary, whether as part of the terms of the capital stock of the Company or any Subsidiary or by any separate agreement;

(u)         any lapse or termination of any material Permit (as defined in Section 2.16) that was issued to or relates to the Company or any Subsidiary or their respective properties, assets or businesses, or any failure to renew any material Permit that is scheduled to terminate or expire within 30 days of the date of this Agreement;

(v)         except as contemplated by this Agreement, any amendment to the Company’s certificate of incorporation or bylaws or to the organizational documents of any Subsidiary; or

(w)         any agreement, whether in writing or otherwise, for the Company or any Subsidiary to take any action that is the subject matter of any of clauses (a) through (v) above.

2.8           Accounts Receivable; Accounts Payable.

(a)          All of the accounts receivable of the Company and its Subsidiaries arose from bona fide arm’s length transactions in the ordinary course of business consistent with past practice and, to the knowledge of the Management Stockholders, are subject to no set-off or counterclaim. The reserve for doubtful accounts stated in the Base Balance Sheet has been calculated in accordance with GAAP. Since the Reference Date, the Company and its Subsidiaries, as applicable, have (i) collected their accounts receivable in the ordinary course of business consistent with past practice, and (ii) have not accelerated any such collections. Neither the Company nor any Subsidiary has any accounts receivable or loans receivable from any Affiliate not eliminated in consolidation.

(b)         All accounts payable and notes payable of the Company and its Subsidiaries arose in bona fide arm’s length transactions in the ordinary course of business consistent with past practice and no such account payable or note payable is delinquent in its payment. Since the Reference Date, the Company and its Subsidiaries have paid their accounts payable in the ordinary course of its business consistent with past practice except for those accounts payable the Company and its Subsidiaries are contesting in good faith. Except as set forth in Schedule 2.8, neither the Company nor any Subsidiary has any accounts payable to any Affiliate not eliminated in consolidation.

2.9           Transactions with Affiliates. Except as set forth in Schedule 2.9, there are no loans, leases or other agreements or transactions between the Company or any Subsidiary, on the one hand, and any Rollover Stockholder, director or officer of the Company, or to the knowledge of the Management Stockholders, any member of such officer’s, director’s, or Rollover Stockholder’s immediate family, or any Person controlled by such officer, director, or Rollover Stockholder or his or her immediate family, on the other hand. No Rollover Stockholder, director, or officer of the Company or any Subsidiary or, to the knowledge of the Management Stockholders, any of their respective spouses or family members (a) owns directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director or in another similar capacity of, any competitor, customer, distributor or supplier of the Company or any Subsidiary, or any organization that has a material contract or arrangement with the Company or any Subsidiary or (b) owns directly, on an individual or joint basis, or has any interest in any tangible or intangible property that the Company or any Subsidiary uses or has used in the conduct of its business, other than any ownership interest in the Company. Except as set forth in Schedule 2.9, since the Reference Date, there has been no reduction in the cash balances of the Company or its Subsidiaries that is attributable to any transaction with or for the benefit of any of the shareholders of the Company, including any loan made to, or assets purchased from, any of those shareholders.

2.10         Properties. Each of the Company and its Subsidiaries has good and valid and (if applicable) marketable title to all assets material to its business and to those assets reflected on the Base Balance Sheet or acquired by it after the Reference Date (except for properties disposed of since that date in the ordinary course of business consistent with past practice and not in violation of any other representation or other provision of this Agreement), free and clear of Claims, except for (a) liens for Taxes (as hereinafter defined) not yet due and payable (b) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business relating to obligations that are not delinquent or that are being contested in good faith by the Company or any Subsidiary, (c) liens that are reflected as liabilities on Schedule 2.6, (d) liens that, individually or in the aggregate, do not materially impair, and would not reasonably be expected materially to impair, the value or the continued use and operation of the assets to which they relate and (e) any infringement by Company Intellectual Property Assets or the conduct of the business of any Third Party Right. All equipment included in such properties that is material to the business of the Company or any Subsidiary is in good condition and repair (ordinary wear and tear excepted) and all leases of real or personal property to which the Company or any Subsidiary is a party are in full force and effect. The property and assets of the Company and its Subsidiaries are sufficient for the conduct of its business as presently conducted.

2.11         Tax Matters. The representations and warranties set forth under this Section 2.11, regardless of their terms, shall not be deemed to extend to any matter that is a subject of indemnification pursuant to Section 5.2(c). Except as provided in the preceding sentence or as set forth in Schedule 2.11:

(a)          The Company (and each Subsidiary) has filed all returns, declarations, reports, claims for refund, or information returns or statements, including any schedule or attachment thereto, and including any amendment thereof (“Tax Returns”), relating to federal, state, local, foreign and other taxes, including without limitation, estimated taxes, alternative or add-on minimum taxes, excise taxes, sales taxes, franchise taxes, employment and payroll related taxes, withholding taxes, transfer taxes, gross receipts taxes, license taxes, severance taxes, stamp taxes, occupation taxes, premium taxes, windfall profits taxes, environmental taxes (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended (the “Code”)), customs duties taxes, capital stock taxes, profits taxes, social security (or similar) taxes, unemployment taxes, disability taxes, real property taxes, personal property taxes, registration taxes, value added taxes or other taxes of any kind whatsoever and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, “Taxes”) required to be filed under applicable law in the jurisdictions listed in Schedule 2.11 prior to the date hereof. All Tax Returns were filed on a timely basis and accurately stated the amounts of Taxes due with such Tax Returns. The Company (and each Subsidiary) has paid all Taxes that are due, or claimed or asserted by any Taxing authority to be due, from the Company (or any Subsidiary) for the periods covered by the Tax Returns. All adjustments of federal Tax liability resulting from the resolution of any audit or proposed deficiency have been reported to appropriate state and local Taxing authorities and all resulting Taxes payable to state and local Taxing authorities have been paid.

(b)         No jurisdiction (whether within or without the United States) in which the Company (or any Subsidiary) has not filed a specific Tax Return has asserted in writing that the Company (or such Subsidiary) is required to file such Tax Return in such jurisdiction. Schedule  2.11 lists all states and nations in which the Company or any Subsidiary files any material Tax Returns and indicates in the case of income or franchise Tax filings whether such filings are made on a consolidated, combined or unitary basis.

(c)          The Company (and each Subsidiary) has established (and until the Closing Date will maintain) on its books and records reserves to pay Taxes.

(d)         There are no Tax Claims upon the assets of the Company (or any Subsidiary) except Claims for Taxes not yet due.

(e)          The Company (and each Subsidiary) have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, former employee, creditor, shareholder, Affiliate, customer, supplier or other third party.

(f)          Neither the Company nor any Subsidiary has requested (and no request has been made on their behalf) any extension of time within which to file any Tax Return.

(g)         Neither the Company nor any Subsidiary has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations for any Taxes or Tax Returns (and no extensions have been executed on their behalf).

(h)         No deficiency for any Taxes has been assessed or to the knowledge of the Management Stockholders proposed or asserted against the Company (or any Subsidiary) that has not been resolved and paid in full.

(i)           No audits or other administrative proceedings or court proceedings are presently pending or with regard to any Taxes or Tax Returns of the Company (or any Subsidiary).

(j)           Neither the Company nor any Subsidiary has received any written ruling of a Taxing authority relating to Taxes, or any other written and legally binding agreement with a Taxing authority relating to Taxes.

(k)          The Company has made available to Purchaser complete and accurate copies of all material Tax Returns filed by or on behalf of the Company (and each Subsidiary) for all Taxable years ending on or prior to the Closing Date.

(I)          No agreement as to indemnification for, contribution to, or payment of Taxes exists between the Company, any Subsidiary and any other Person, including pursuant to any Tax sharing agreement, lease agreement, purchase or sale agreement, partnership agreement or any other agreement. Neither the Company nor any Subsidiary has any Liability for Taxes of any Person under Treasury Regulation 1.1502-6 (or any similar provision of any state, local or foreign law), or as a transferee or successor, or by Contract or otherwise.

(m)         No property of the Company (or any Subsidiary) is property that is or will be required to treat as being owned by another Person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is “Tax- exempt use property” or “Tax-exempt bond financed property” within the meaning of Code Section 168A.

(n)         Except as set forth in Schedule 2.4, neither the Company nor any Subsidiary is a partner in a partnership (or an equity holder in any entity treated as a partnership for federal, state or foreign income Tax purposes).

(o)         Neither the Company nor any Subsidiary is required to include in income any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method initiated by the Company (or any Subsidiary), and the Internal Revenue Service has not proposed an adjustment or change in accounting method.

(p)         Neither the Company nor any Subsidiary is or has been a “distributing corporation” or a “controlled corporation” within the meaning of Code Section 355.

(q)         Neither the Company nor any Subsidiary is a party to any agreement, Contract, or arrangement that would result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Code Section 280G or in the disallowance of any deductions pursuant to Code Section 162(m).

(r)          The Company (and each Subsidiary) has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Neither the Company nor any Subsidiary has engaged in any listed transactions that were required to be disclosed pursuant to Treasury Regulation Section 1.6011-4.

(s)                             Neither the Company nor any Subsidiary has participated in or cooperated with any international boycott with in the meaning of Code Section 999.

(t)                               The Company is not a United States real property holding corporation within the meaning of Code Section 897(c)(2).

(u)                            Neither the Company nor any Subsidiary is a party to a gain recognition agreement pursuant to Code Section 367.

2.12                      Certain Contracts and Arrangements. Except as set forth in Schedule 2.12, neither the Company nor any Subsidiary is a party or subject to:

(a)                             any contract or agreement (other than license agreements which provide for aggregate licensing fees of $3,000,000 or less) involving a potential commitment or payment in excess of $100,000;

(b)                            any contract, lease or agreement that is not cancelable by the Company or any Subsidiary, as applicable, without any material payment obligation or other material liability;

(c)                             any contract containing covenants limiting in any respect the freedom of the Company or any Subsidiary to compete in any line of business or with any person;

(d)                            any contract or agreement relating to the licensing, distribution, development, purchase, sale or servicing of its software or hardware products other than in the ordinary course of business consistent with past practice;

(e)                             any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing or any pledge or security arrangement;

(f)                               any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company or any Subsidiary, including, without limitation, any agreement with any shareholder of the Company or any Subsidiary which includes anti-dilution rights, registration rights, voting arrangements, operating covenants or similar provisions;

(g)                            any contract granting to any person a first refusal, first offer or similar preferential right to purchase or acquire any assets of or interests in the Company or any Subsidiary;

(h)                            any contract with any shareholder, officer or director of the Company or any Subsidiary;

(i)                                any pension, profit sharing, retirement, bonus or equity incentive plans, except as set forth in Schedule 2.17;

(j)                                any royalty, dividend or similar arrangement based on the revenues or profits of the Company or any Subsidiary or, other than in the ordinary course of business, any contract or agreement involving fixed price or fixed volume arrangements;

(k)          any joint venture, partnership, manufacturer, development or supply agreement or other agreement that involves a sharing of revenues, profits, losses, costs or liabilities by the Company or any Subsidiary with any other person;

(1)          any acquisition, merger or similar agreement;

(m)         any collective bargaining agreement or other agreement with any labor union or other employee representative; or

(n)         any contract with any governmental entity.

All material contracts, agreements, leases and instruments disclosed or required to be disclosed on Schedule 2.12 are in full force and effect and constitute legal, valid and binding obligations of the Company or any Subsidiary, as applicable and, to the knowledge of the Management Stockholders, of the other parties thereto, and are enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar Laws generally affecting the rights of creditors and subject to general equity principles. Except as set forth on Schedule 2.12, neither the Company, any Subsidiary nor, to the knowledge of the Management Stockholders, any other Person is in material default in complying with any material provisions of any such contract, agreement, lease or instrument.

2.13         Intellectual Property.

(a)          Schedule 2.13(a) contains a complete and accurate list of all Patents owned by the Company or any Subsidiary or licensed by the Company or any Subsidiary for use in the Business (“Company Patents”), Marks owned by the Company or any Subsidiary or otherwise used in the Business (“Company Marks”) and Copyrights owned by the Company or any Subsidiary or otherwise used in and, in either case, material to the Business (“Company Copyrights”). Except as disclosed on Schedule 2.13(a):

(i)           the Company and its Subsidiaries exclusively own or possess adequate and enforceable rights to use, without payment to a third party, all of the Intellectual Property Assets necessary for the operation of the Business, free and clear of Claims; provided that this clause (i) shall not be deemed to apply to the infringement by Company Intellectual Property Assets or the conduct of the business of any Third Party Right;

(ii)          all Company Patents, Company Marks and Company Copyrights that are issued by or registered with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or in any similar office or agency anywhere in the world are currently in compliance with formal legal requirements (including, as applicable, payment of filing, examination and maintenance fees, proofs of working or use, timely post-registration filing of affidavits of use and incontestability and renewal applications) and are valid and enforceable;

(iii)            there are no pending or, to the knowledge of the Management Stockholders, threatened claims against the Company or Subsidiary alleging that any of the Company Intellectual Property Assets or the conduct of the Business infringes or conflicts with the rights of other Persons (“Third Party Rights”);

(iv)            neither the conduct of the Business nor any Company Intellectual Property Asset infringes or conflicts with any Third Party Right other than Third Party Rights in respect of Patents and, to the knowledge of the Management Stockholders, neither the conduct of the Business nor any Company Intellectual Property Asset infringes or conflicts with any Third Party Right in respect of Patents;

(v)             neither the Company nor any Subsidiary has received any communications alleging that the Company or any Subsidiary has violated or, by conducting the Business, would violate any Third Party Rights or that any of the Company Intellectual Property Assets is invalid or unenforceable;

(vi)            no current or former employee or consultant of the Company or any Subsidiary possesses any material rights with respect to any of the Company Intellectual Property Assets owned by the Company;

(vii)           to the knowledge of the Management Stockholders, (A) there is no, nor has there been any, infringement or violation by any person or entity of any of the Company Intellectual Property Assets or the rights of the Company or any Subsidiary therein or thereto and (B) there is no, nor has there been any, misappropriation by any person or entity of any of the Company Intellectual Property Assets;

(viii)          the Company and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all Trade Secrets used in the Business (the “Company Trade Secrets”), including, since January 1, 2001, having obtained from all current and former employees and consultants of the Company and its Subsidiaries and all other persons with access to Company Trade Secrets a binding confidentiality agreement, copies or forms of which have been provided to the Investors and, to the knowledge of the Management Stockholders, there has not been any material breach by any party to any such confidentiality agreement;

(ix)            since January 1, 2001, all former and current employees, consultants and contractors of the Company and its Subsidiaries have executed written instruments with the Company or its Subsidiary that assign to the Company or such Subsidiary all rights, title and interest to any inventions, improvements, discoveries, writings or other works of authorship, or information relating to the business of the Company and its Subsidiaries or any of the products or services being researched, developed, manufactured or sold by the Company and its Subsidiaries or which may be used with any such products or services as well as Intellectual Property Assets relating thereto;

(x)             (A) neither the Company nor any Subsidiary has directly or indirectly granted any rights, licenses or interests in the source code of the Software

Products (as defined in Section 2.13(b)), and, (B) since the Company and its Subsidiaries developed the source code of the Software Products, neither the Company nor any Subsidiary has provided or disclosed the source code of the Software Products to any person or had such source code released from escrow under any source code escrow agreement or arrangement;

(xi)            the Company and its Subsidiaries are in the process of developing disaster recovery plans, procedures and backup equipment and facilities of a scope consistent with customary industry practice in the event of any disaster, emergency or persistent equipment or telecommunications failure affecting the Business or any Product or hardware of the Company or its Subsidiaries;

(xii)           the portion of Software Products developed exclusively by the Company or its Subsidiaries and, to the knowledge of the Management Stockholders, the portion of Software Products developed by third parties, do not contain any “viruses”, “time-bombs”, “key-locks”, or any other devices created that could disrupt or interfere with the operation of such Software Products or the integrity of the data, information or signals they produce in a manner adverse to the Company, its Subsidiaries or any licensee or recipient;

(xiii)          (A) the Software Products do not contain, incorporate, link or call to or otherwise use any software (in source or object code form) licensed from another party under a license commonly referred to as an open source, free software, copyleft or community source code license (including but not limited to any library or code licensed under the GNU General Public License, GNU Lesser General Public License or any other restrictive license arrangement) (“Open Source Materials”), provided, however, that Open Source Materials shall not include any software contained or incorporated in, linked or called to, or otherwise used by any software licensed from another party that is not licensed under a license commonly referred to as an open source, free software, copyleft or community source license, and (B) the incorporation, linking, calling or other use by the Software Products of any Open Source Materials does not obligate the Company or any Subsidiary to make available, offer or deliver the source code of any Product or component thereof to any third party free of charge according to prevailing interpretations of the licenses governing Open Source Materials as of the Effective Date; and;

(xiv)          the Company and its Subsidiaries have (A) not actively collected any personally identifiable information from any Persons and (B) complied with all applicable regulations relating to the collection, storage and onward transfer of all personally identifiable information collected by the Company, its Subsidiaries or other persons having authorized access to the databases or other records of the Company or its Subsidiaries.

(b)         For purposes of this Agreement:

“Business” means the business of the Company and its Subsidiaries as currently conducted.

“Company Intellectual Property Assets” means all Intellectual Property Assets owned by the Company or its Subsidiaries or used in the Business and all Software Products.

“Intellectual Property Assets” means:

(A)       patents, patent applications and patent rights, and all inventions, discoveries and invention disclosures (collectively, “Patents”);

(B)        trade names, trade dress, logos, packaging design, slogans, Internet domain names, registered and unregistered trademarks and service marks and related registrations and applications for registration (collectively, “Marks”);

(C)        copyrights in both published and unpublished works, including all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above (collectively, “Copyrights”);

(D)        know-how, trade secrets, confidential and/or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, beta testing procedures and beta testing results (collectively, “Trade Secrets”); and

(E)        goodwill, franchises, licenses, permits, consents, approvals, and claims of infringement against third parties.

“Software Products” means those computer programs and/or services and related documentation designed, manufactured, marketed, licensed, sold and/or distributed by the Company or any Subsidiary to third parties. A complete list of the Software Products is provided on Schedule 2.13(b).

2.14      Litigation. There is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of the Management Stockholders, threatened against the Company or any Subsidiary or affecting the properties or assets of the Company or any Subsidiary, or, as to matters related to the Company or any Subsidiary, against any officer, director, stockholder or management employee of the Company or any Subsidiary in their respective capacities in such positions, nor, to the knowledge of the Management Stockholders, has there occurred any event that is reasonably likely to lead to such a claim. Schedule 2.14 includes a description of all such litigation, claims, proceedings or, to the knowledge of the Management Stockholders, investigations involving the Company or any Subsidiary or any of their respective officers, directors, shareholders or key employees in connection with the business of the Company or any Subsidiary occurring, arising or existing during the past three years. In addition, except as set forth on Schedule 2.14, neither the Company nor any Subsidiary has ever entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of the Company or any Subsidiary. To the knowledge of the Management Stockholders, neither the Company, any Subsidiary nor any officer, director, stockholder or management employee of the Company or of any Subsidiary in their respective capacities in such positions has received or been the subject of any legal demand letter, administrative inquiry or formal or informal complaint or legal claim from, or under the jurisdiction of, any governmental entity, regulatory agency, rating agency or other third party that include any allegations alleging any violation of applicable law or any improper business practice of the Company or any Subsidiary.

2.15      Labor Matters. As of the date hereof, the Company, together with its Subsidiaries, employs approximately 340 full-time and 4 part-time employees. Schedule 2.15  sets forth a list of all employees (the “Employees”) of the Company and its Subsidiaries as of the date hereof. Neither the Company nor any Subsidiary is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for the Company or amounts required to be reimbursed to such employees. The Company and its Subsidiaries are in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, occupational safety and health, and wages and hours, including without limitation laws regarding the proper classification of employees and independent contractors. There are no charges of employment discrimination or unfair labor practices or strikes, slowdowns, or stoppages of work, existing, pending or, to the knowledge of the Management Stockholders, threatened against or involving the Company or any Subsidiary. The Company and its Subsidiaries are in compliance in all material respects with the requirements of the Immigration Reform Control Act of 1986. To the knowledge of the Management Stockholders, no member of the Company’s senior management intends to terminate such member’s employment with the Company. Neither the Company nor any Subsidiary has, since January 1, 2004, implemented any “plant closing” or “mass layoff’ of employees as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, or under any similar state or local law or regulation, and no layoffs that could implicate any such laws or regulations are currently contemplated.

2.16      Permits; Compliance with Laws. Except as set forth in Schedule 2.1(c), the Company and its Subsidiaries have all material franchises, authorizations, approvals, orders, consents, licenses, certificates, permits, registrations, qualifications or other rights and privileges necessary to permit them to own their property and to conduct its business as it is presently conducted and as currently proposed by the Company and its Subsidiaries to be conducted (collectively, the “Permits”) and all of the Permits are valid and in full force and effect. No Permit is subject to termination as a result of the execution of this Agreement or consummation of the transactions contemplated by this Agreement. The Company and its Subsidiaries are now and heretofore have been in compliance in all material respects with all applicable statutes, ordinances, orders, rules and regulations promulgated by any U.S. federal, state, municipal, non-U.S. or other governmental authority, which apply to the conduct of their business. Except as set forth on Schedule 2.16, neither the Company nor any Subsidiary has ever entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of its business, affairs, properties or assets or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any regulatory agency with respect to any aspect of its business, affairs, properties or assets.

2.17      Employee Benefit Programs.

(a)       Other than the Employee Benefit Programs (as defined below) identified and described in Schedule 2.17, true and complete copies of which have been provided to the Investors, neither the Company nor any Subsidiary maintains or contributes to, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), any fringe benefit, stock option, equity-based compensation, phantom stock, bonus or incentive plan, severance pay policy or agreement, retirement, pension, profit sharing or deferred compensation plan or agreement, or any similar plan or agreement or any plan or arrangement providing compensation over and above base salary or wages to employees or non-employee directors (each an “Employee Benefit Program”). The terms and operation of each Employee Benefit Program comply and have heretofore complied in all material respects with all applicable laws and regulations relating to that Employee Benefit Program. Neither the Company nor any Subsidiary is required to make any payments or contributions to any Employee Benefit Program pursuant to any collective bargaining agreement or, to the knowledge of the Management Stockholders, any applicable labor relations law. Except for (i) the employment or severance agreements disclosed on Schedule 2.17(a), (ii) Employee Benefit Programs that are intended to qualify under Section 401(a) of the Code, and (iii) outstanding grants under the Company’s Amended and Restated 1995 Stock Option Plan (or its predecessor), all Employee Benefit Programs are terminable at the discretion of the Company or any Subsidiary without material liability to the Company or any Subsidiary upon or following termination. Except as described in Schedule 2.17(a), no Employee Benefit Program provides or promises any health or other nonpension benefits (other than severance benefits) to employees after their employment terminates other than as required by part 6 of subtitle B of Title I of ERISA. With respect to any Employee Benefit Program, to the knowledge of the Management Stockholders, there has occurred no “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law which could result, in any material Taxes, penalties or other liability to the Company or any Subsidiary. No litigation, arbitration or governmental administrative proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Management Stockholders, threatened with respect to any Employee Benefit Program.

(b)       Each Employee Benefit Program intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under the applicable Code Section or the time period for submitting a determination letter request and adopting retroactive amendments under Code Section 401(b) and the corresponding regulations is open as of the date hereof. To the knowledge of the Management Stockholders, no event or omission has occurred that would be reasonably likely to cause any such Employee Benefit Program to lose its qualification under Code Section 401(a). Except as set forth in Schedule 2.17, neither the Company, any Subsidiary nor any other entity that would have been considered to be a part of the same “controlled group” under Code Sections 414(b) or (c) has within the past six years maintained any Employee Benefit Program that has been subject to Title IV of ERISA or Code Section 412, including any “multiemployer plan” (as defined in Section 3(37) of ERISA).

2.18      Insurance Coverage. Schedule 2.18 contains an accurate listing and summary of the insurance policies currently maintained by the Company and its Subsidiaries, which include general commercial, general liability, product liability, errors and omissions, professional liability, specified director’s and officer’s liability, workers compensation and employee’s liability, fire and casualty and other insurance policies, all of which are in full force and effect. All premiums due and payable with respect to the policies maintained by the Company or any Subsidiary have been paid to date. There are currently no claims pending against the Company or any Subsidiary under any insurance policies currently in effect and covering the property, business or employees of the Company or its Subsidiaries, and all premiums due and payable with respect to the policies maintained by the Company or any Subsidiary have been paid to date. To the knowledge of the Management Stockholders, there is no threatened termination of any such policies or arrangements.

2.19      Investment Banking; Brokerage. Except as set forth in Schedule 2.19, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Major Stockholder or the Company that, as a result of such retention or authorization, might be entitled to any fee or commission in connection with any of the transactions contemplated by this Agreement.

2.20      Environmental Matters. To the knowledge of the Management Stockholders, no hazardous waste, substance or material, and no, petroleum, petroleum product, asbestos, toxic substance, pollutant or contaminant regulated under Environmental Laws (collectively, “Hazardous Material”), has been generated, transported, used, handled, processed, disposed, stored or treated by the Company or its Subsidiaries on any real property owned, leased or operated by the Company or any Subsidiary except in material compliance with Environmental Laws. To the knowledge of the Management Stockholders, no Hazardous Material has been spilled, released, discharged, disposed, or transported from any real property owned, leased or operated by the Company or any Subsidiary except in material compliance with Environmental Laws. To the knowledge of the Management Stockholders, the Company and its Subsidiaries are in compliance in all material respects with all applicable environmental, health and safety laws, rules, ordinances and regulations in effect as of the date hereof, and with all permits, registrations and approvals required under such laws, rules and ordinances, and regulations with respect to the Company’s current operation (collectively, “Environmental  Laws”).

2.21      Customers, Distributors and Partners. Schedule 2.21 sets forth the name of the top ten customers and distributors of the Company or any Subsidiary, as measured by revenue, for each of the fiscal years ended December 31, 2003 and December 31, 2004 and for the nine months ended September 30, 2005 (those customers and distributors, “Material  Customers”) together with the names of the Company’s top eight suppliers, as measured by payments of, or executory contracts to pay, $100,000 or more from the Company to its suppliers (those Persons, “Partners”). Since the Reference Date, no Material Customer or Partner has terminated its relationship with the Company or any Subsidiary or has materially decreased its usage or purchase or distribution of the services or products of the Company or any Subsidiary. To the knowledge of the Management Stockholders, no Material Customer has made a decision to replace the services or products provided by the Company or its Subsidiaries, as applicable, with services or products not provided by the Company or its Subsidiaries, as applicable.

2.22      Suppliers. Within the last 12 months, no Partner has canceled, materially modified, or otherwise terminated its relationship with the Company or any Subsidiary, or materially decreased its services, supplies or materials to the Company or any Subsidiary.

2.23                           Warranty and Related Matters. Schedule 2.12 describes all agreements which contain outstanding product and service warranties and guarantees on any products or services that the Company or any Subsidiary distributes, services, markets, sells, licenses or produces for itself, a customer or any other person (each such product or service, a “Company Product”). Except as set forth on Schedule 2.23, there are no asserted or, to the knowledge of the Management Stockholders, threatened claims against the Company or any Subsidiary relating to any work performed by the Company or any Subsidiary, product liability, warranty or other similar claims against the Company or any Subsidiary alleging that any Company Product is defective or fails to meet any product or service warranties.

2.24                           Illegal Payments. Neither the Company, any Subsidiary nor, to the knowledge of the Management Stockholders, any Person affiliated with the Company or any Subsidiary has ever offered, made or received on behalf of the Company or any Subsidiary any illegal payment or contribution of any kind, directly or indirectly, including payments, gifts or gratuities, to any person, including any United States federal, state, local or foreign government officeholder, official, employee or agent or any candidate therefor.

2.25                           Privacy of Customer Information. Neither the Company nor any Subsidiary has ever used any of the consumer or customer information that it has received or currently receives through its website by other means in an unlawful manner, or in a manner contrary to the Company’s or any Subsidiary’s privacy policy or the privacy rights of its customers. Neither the Company nor any Subsidiary has collected any customer information through its website or otherwise in an unlawful manner or contrary to the Company’s or any Subsidiary’s privacy policy. The Company and its Subsidiaries have commercially reasonable security measures in place to protect the consumer or customer information it receives through its website or by other means and that it stores in its computer systems from illegal use by third parties or use that is illegal or conducted in a manner contrary to the rights of privacy of its customers.

2.26                           Government Contracts. Neither the Company nor any Subsidiary (a) has any contractual obligation to renegotiate government, quasi-government, sovereign or quasi-sovereign contracts or subcontracts, (b) has been suspended or debarred from bidding on contracts or subcontracts with any federal, state or local agency or governmental or sovereign authority, (c) has been audited or investigated by any such agency or authority with respect to contracts entered into or goods and services provided by the Company or any of its affiliates and (d) has had a contract terminated by any such agency or authority for default or failure to perform in accordance with applicable standards. Except as set forth on Schedule 2.26, neither the Company nor any Subsidiary has ever had any outstanding agreements, contracts or commitments that require it to obtain or maintain a United States government security clearance or a foreign government security clearance. Except as set forth on Schedule 2.26, all government contracts of the Company and its Subsidiaries are fully funded, none has been cancelled and none is subject to cancellation prior to the stated expiration thereof.

2.27                           Officers and Directors. To the knowledge of the Management Stockholders, no officer or director of the Company or any Subsidiary has been: (i) subject to a voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property or that of any partnership of which he or she was a general partner or any corporation or business association of which he or she was an executive officer; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or been otherwise accused of any act of moral turpitude; (iii) the subject of any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from, or otherwise imposing limits or conditions on his or her ability to engage in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; (iv) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (“SEC”) or the Commodity Futures Trading Commission to have violated any federal or state commodities, securities or unfair trade practices law, which judgment or finding has not been subsequently reversed, suspended, or vacated; or (v) has engaged in other conduct that would be required to be disclosed in a prospectus under Item 401(f) of SEC Regulation S-K.

Section 3.                    Additional Representations and Warranties of the Major Stockholder.

In order to induce the Investors to enter into this Agreement, the Major Stockholder makes to HoldCo and the Investors the representations and warranties contained in this Section 3:

3.1                                 Enforceability and Non-Contravention. This Agreement and all agreements, documents and instruments executed and delivered by the Major Stockholder in connection with the transactions contemplated hereby are valid and binding obligations of the Major Stockholder enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy and other similar laws affecting creditors’ rights generally and general principles of equity. The Major Stockholder has full right, authority, power and capacity to enter into this Agreement and all agreements, documents and instruments executed and delivered by the Major Stockholder pursuant hereto and to carry out the transactions contemplated hereby and thereby. Except as set forth in Schedule 3.1, the execution, delivery and performance by the Major Stockholder of this Agreement and all agreements, documents and instruments executed and delivered by the Major Stockholder pursuant hereto and the performance of the transactions contemplated by this Agreement and such other agreements, documents and instruments do not and will not: (a) cause the creation of any Claim upon the Major Stockholder’s shares of Company Common Stock; (b) violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule of or any order of, or any restriction imposed by, any court or governmental agency applicable to the Company or the Major Stockholder; (c) require from the Company or the Major Stockholder any notice to, declaration or filing with, or consent or approval of, any governmental authority or other third party, or (d) violate or result in a violation of, conflict with or constitute or result in a violation of or default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any agreement, contract, permit, license, authorization or other obligation to which the Company or the Major Stockholder is a party or by which the Company or the Major Stockholder or his assets are bound.

3.2                                 Investment Representations. The Major Stockholder represents and warrants to HoldCo that:

(a)                        he is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”);

(b)                       he has had an opportunity to discuss HoldCo’s and the Company’s business, management and financial affairs with HoldCo’s and the Company’s management;

(c)                        the HoldCo Common Shares are being acquired for his own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act;

(d)                       the HoldCo Common Shares are being acquired for he, she or its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act;

(e)                        he understands that (i) the HoldCo Common Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the HoldCo Common Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the HoldCo Common Shares will bear a legend to such effect and (iv) HoldCo will make a notation on its transfer books to such effect; and

(f)                          if he sells any HoldCo Common Shares pursuant to Rule 144A promulgated under the Securities Act, he will take all necessary steps in order to perfect the exemption from registration provided thereby, including (i) obtaining on behalf of HoldCo information to enable HoldCo to establish a reasonable belief that the purchaser is a qualified institutional buyer and (ii) advising such purchaser that Rule 144A is being relied upon with respect to such resale.

Section 4.                    Representations and Warranties of HoldCo and the Investors.

In order to induce the Major Stockholder to enter into this Agreement, each Investor and HoldCo makes to the Major Stockholder the representations and warranties contained in this Section 4:

4.1                                 Organization and Corporate Power. Each Investor and HoldCo is a corporation, limited liability company or partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its state of formation and has all required corporate, limited liability company or partnership power and authority, as the case may be, to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby, including the purchase of the Securities.

4.2                                 Authority and Non-Contravention. Each Investor and HoldCo has full right, authority and power under its charter, by-laws or governing partnership agreement, as applicable, to enter into this Agreement and all agreements, documents and instruments executed by such party pursuant hereto and to carry out the transactions contemplated hereby and thereby. This Agreement and all agreements, documents and instruments executed by each Investor and HoldCo pursuant hereto are valid and binding obligations of each such party enforceable against each such party in accordance with their respective terms. The execution, delivery and performance of this Agreement and all agreements, documents and instruments executed by each such Investor and HoldCo pursuant hereto have been duly authorized by all necessary action under each such party’s charter, by-laws or governing partnership agreement, as applicable. The execution, delivery and performance by each Investor and HoldCo of this Agreement and all agreements, documents and instruments to be executed and delivered by each such party pursuant hereto do not: (a) violate or result in a violation of, conflict with or constitute or result in a violation of or default (whether after the giving of notice, lapse of time or both) or loss of benefit under any provision of each such party’s organizational documents; (b) violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to such party; or (c) require from each such party any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party that could materially delay the Closing.

4.3                                 Capitalization; HoldCo Common Stock. As of the date hereof, the authorized capital stock of HoldCo consists of (a) 27,000,000 shares of HoldCo Common Stock, one of which is issued and outstanding, and (b) 16,248,136 shares of Convertible Preferred Stock, all of which are issued and outstanding. Upon the issuance of the shares of the HoldCo Common Stock pursuant to the terms of this Agreement, such shares of the HoldCo Common Stock will be duly authorized, validly issued, fully paid and nonassessable, and the Major Stockholder will acquire the number of shares of the HoldCo Common Stock set forth in Section 1.2 and clear any Claims created by HoldCo except as set forth in the Stockholder’s Agreement and the Registration Rights Agreement.

4.4                                 Business; Assets and Obligations. HoldCo has no operations and has engaged in no business activities since the date of its incorporation. HoldCo has no assets except for the proceeds from the sale to the Investors of shares of its Convertible Preferred Stock and Common Stock pursuant to the Subscription Agreement, and has not incurred any liabilities or obligations of any kind other than expenses incurred in connection with the transactions contemplated by this Agreement and the Contribution and Exchange Agreement.

Section 5.                    Indemnification.

5.1                                 Representations and Warranties; Survival.

(a)                              All representations, warranties, agreements, covenants and obligations herein or in the Schedules hereto or in any document or instrument delivered pursuant hereto or in any certificate delivered by any party incident to the transactions contemplated hereby are material and (i) shall be deemed to have been relied upon by the parties to whom they are made,

(ii) shall survive the Closing for the applicable period specified in Section 5.1(b) regardless of any investigation on the part of any party to whom they are made or on the part of that party’s representatives, with all parties hereto reserving their respective rights hereunder and (iii) shall bind the parties’ successors and assigns, whether so expressed or not, and, except as otherwise provided in this Agreement, all such representations, warranties, agreements, covenants and obligations shall inure to the benefit of the parties and their respective successors and assigns.

(b)                             The representations and warranties of the parties shall expire and terminate and be of no further force and effect after the date that is 30 days following the completion of the audited financial statements of the Company for the fiscal year ending December 31, 2006 (that period of time, the “Survival Period”), except that any written claim for breach thereof made and delivered to a party against whom indemnification is sought prior to the end of the Survival Period shall survive the end of the Survival Period and, as to any such claim, the end of the Survival Period will not affect the rights to indemnification of the party making such claim. Notwithstanding the foregoing, any claim by the Investors (i) with respect to a breach of any of the representations or warranties in Section 2.1, Section 2.3, Section 2.19, Section 3.1 or with respect to actual fraud or a deliberate or willful breach of any representation or warranty by the Major Stockholder made in this Agreement or in any agreement, document or instrument executed and delivered in connection herewith or therewith shall survive indefinitely and may be given at any time and (ii) with respect to a breach of the representations or warranties contained in Section 2.11 shall survive and may be given at any time prior to the earlier of (A) 30 days following the expiration of the statute of limitations applicable thereto or (B) the sixth anniversary of the Closing Date.

5.2                                 Transaction Related Indemnification. The Major Stockholder, on his own behalf and on behalf of his successors, executors, administrators, estate, heirs and assigns (the “Stockholder Indemnifying Party”), shall indemnify the Investors, their respective Affiliates, shareholders, directors, officers, employees and agents and each Person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnified Parties”) (or, at the sole option of the Investors with respect to any matter subject to indemnification under this Section 5.2, the Company), for any and all damages, liabilities, losses, claims, judgments, Taxes, fines, penalties, reasonable costs and expenses (including reasonable fees of counsel) whether or not arising out of third party claims and including all reasonable amounts paid in investigation, defense or settlement of the foregoing (those items so indemnified against, after taking into account any mitigating or offsetting benefits, including, without limitation, the present value of benefits attributable to Taxes, insurance proceeds or any indemnity, contribution or similar payment recovered or reasonably likely to be recovered by the Investor Indemnified Parties, or the Company as the case may be, from any Person other than the Major Stockholder, “Losses”) that may be sustained or suffered by any Investor Indemnified Party, or the Company as the case may be, based upon, arising out of or by reason of (a) any breach of any representation or warranty of the Major Stockholder contained in this Agreement other than any breach of the representations and warranties contained in Section 2.11 to the extent such matters are the subject of separate indemnification pursuant to Section 5.2(c) hereof, (b) any breach of covenant or agreement made by the Major Stockholder in this Agreement or in any certificate, document or instrument delivered in connection with the transactions contemplated hereby, or (c) the assertion against the Company or any of its Subsidiaries of any liability relating to the failure of the Company or any of its Subsidiaries to accrue and pay all sales and use Taxes or payroll Taxes incurred by them with respect to any Tax period ending on or prior to the Closing Date and the failure of the Company or any of its Subsidiaries to timely file correct Tax Returns with respect thereto. The parties hereto shall report any indemnification payments hereunder as a purchase price adjustment to the extent permitted by applicable law.

5.3                                 Limitations on Indemnification. Notwithstanding anything in Section 5.2 to the contrary, (a) the Stockholder Indemnifying Party shall not be obligated to provide indemnification for Losses in respect of claims made by any Investor Indemnified Party or the Company for indemnification for breaches of representations or warranties under clause (a) of Section 5.2 above, or for indemnification under clause (c) of Section 5.2 above, unless (i) the aggregate amount of all Losses for any individual claim made under clause (a) and/or (c) exceeds $50,000 and (ii) the aggregate amount of all Losses in respect of all claims made and accrued by the Investor Indemnified Parties and the Company for indemnification under clause (a) and/or (c) of Section 5.2 exceeds $2,500,000 (the “Deductible”), whereupon the amount of all such Losses in excess of the Deductible shall be recoverable by the Investor Indemnified Parties and the Company in accordance with Section 5.2, (b) the maximum amount payable to the Investor Indemnified Parties and the Company for Losses in respect of claims made by any Investor Indemnified Party for indemnification for breaches of representations or warranties under clause (a) of Section 5.2 and for Losses in respect of claims made by any Investor Indemnified Party for indemnification under clause (c) of Section 5.2 shall not exceed an amount equal to $6,700,000 (the “Cap”). Notwithstanding the foregoing, the Investor Indemnified Parties shall not be subject to any limitation for indemnification for Losses regarding breaches of representations or warranties pursuant to this Section 5.3 or otherwise, and shall be entitled to full recovery from the Stockholder Indemnifying Parties in respect of claims arising in connection with (i) actual fraud, intentional misrepresentation or a deliberate or willful breach by the Major Stockholder of any of the representations and warranties made in this Agreement or any agreement, document or other instrument executed and delivered in connection with the transactions contemplated hereby, or (ii) the breach by the Major Stockholder of any of the representations or warranties contained in Section 2.1, Section 2.3, Section 2.19 and Section 3.1. No claim may be brought by the Investor Indemnified Parties or the Company pursuant to Section 5.2(c) after the earlier of (A) 30 days following the expiration of the statute of limitations applicable thereto or (B) the sixth anniversary of the Closing Date.

5.4                                 Exclusive Remedy. After the Closing, the parties’ sole and exclusive recourse against each other for any Loss or claim of Loss arising out of or relating to this Agreement, shall be expressly limited to the provisions of this Section 5; provided, however, that such limitation will not apply in respect of claims by any Investor Indemnified Parties arising in connection with actual fraud, intentional misrepresentation or a deliberate or willful breach by the Major Stockholder of any of the representations and warranties made in this Agreement or any agreement, document or other instrument executed and delivered in connection with this Agreement. Notwithstanding anything to the contrary in this Agreement, the Investor Indemnified Parties shall not be entitled to indemnification under this Section 5 for any claim based on diminution in value in an amount in excess of the Investor Indemnified Parties’ attributable interest in the dollar amount of any Loss suffered by the Company, or for consequential, punitive or other special damages except to the extent such consequential, punitive or other special damages are paid by the Investor Indemnified Parties or the Company pursuant to third party claims.

5.5                                 Procedure.

(a)                              An Investor Indemnified Party shall give the Stockholder Indemnifying Parties notice of any matter that an Investor Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Losses, if known, and the method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises, provided, however, that the failure to provide such notice shall not release the Stockholder Indemnifying Party from any of his obligations under Section 5.2 except to the extent that the Stockholder Indemnifying Party is prejudiced by such failure and shall not relieve the Stockholder Indemnifying Party from any other obligation or liability that he may have to any Investor Indemnified Party.

(b)                             If an Investor Indemnified Party shall receive notice of any claim, cause of action, audit, demand or assessment (each, a “Third Party Claim”) against it that may give rise to a claim for Losses under Section 5.2, within 30 days of the receipt of such notice, the Investor Indemnified Party shall give the Stockholder Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Stockholder Indemnifying Party from any of his obligations under Section 5.2 except to the extent that the Stockholder Indemnifying Party is prejudiced by such failure and shall not relieve the Stockholder Indemnifying Party from any other obligation or liability that he may have to any Investor Indemnified Party. If the Stockholder Indemnifying Party acknowledges in writing his obligation to indemnify the Investor Indemnified Parties hereunder against any Losses that may result from such Third Party Claim, then the Stockholder Indemnifying Party may assume and control the defense of such Third Party Claim at his expense and through counsel of his choice if he gives notice of his intention to do so to the Investor Indemnified Parties within five days of the receipt of such notice from the Investor Indemnified Parties; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate for the same counsel to represent both the Investor Indemnified Parties and the Stockholder Indemnifying Party, then the Investor Indemnified Parties shall be entitled to retain their own counsel in each jurisdiction for which they determine counsel is required, which counsel shall be at the expense of the Investor Indemnified Parties, unless the Third Party Claim is finally determined in accordance with the provisions of this Agreement to be a liability of the Stockholder Indemnifying Party, in which case such expense shall be the responsibility of the Stockholder Indemnifying Party. In the event that the Stockholder Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Investor Indemnified Parties shall cooperate with that Stockholder Indemnifying Party in such defense and make available to the Stockholder Indemnifying Party, at the expense of the Stockholder Indemnifying Party, all witnesses, pertinent records, materials and information in the Investor Indemnified Party’s possession or under the Investor Indemnified Party’s control relating thereto as is reasonably required by the Stockholder Indemnifying Party. Similarly, in the event an Investor Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Stockholder Indemnifying Party shall reasonably cooperate with the Investor Indemnified Party in such defense and make available to the Investor Indemnified

Party, at expense of the Stockholder Indemnifying Party, all such witnesses, records, materials and information in the Stockholder Indemnifying Party’s possession or under the Stockholder Indemnifying Party’s control relating thereto as is reasonably required by the Investor Indemnified Party. No such Third Party Claim may be settled by the Stockholder Indemnifying Party without the prior written consent of the Investor Indemnified Parties unless such settlement provides for a full and complete release of the Company and the Investor Indemnified Parties, in respect of such Third Party Claim.

(c)                             HoldCo agrees to use commercially reasonable efforts to mitigate any indemnifiable Losses hereunder.

5.6                                 Limitation on Contribution and Certain Other Rights. If any claim is made against or otherwise becomes due from the Stockholder Indemnifying Party pursuant to Section 5.2 in respect of any Losses (a “Loss Payment”), the Stockholder Indemnifying Party will have no rights against the Company, any subsidiary or any director, officer or employee thereof, whether by reason of contribution, indemnification, subrogation or otherwise in respect of that Loss Payment, and shall not take any action against the Company or any such Person with respect thereto.

5.7                                 Escrow. The Investor Indemnified Parties’ claims for indemnification pursuant to Section 5.2(a) and Section 5.2(c) shall be satisfied first from funds withheld or deposited and held in the General Escrow Account pursuant to Section 1.3 and then, to the extent the funds held in the General Escrow Account are insufficient to pay all such claims, from the Stockholder Indemnifying Party up to the Cap (except as provided in the second sentence of Section 5.3).

Section 6.                    Employee Matters.

6.1                                 Employees. HoldCo acknowledges and agrees that the employment of the Employees will not terminate solely by reason of the consummation of the transactions contemplated in this Agreement.

6.2                                 Benefits. For a period of not less than two (2) years after the Closing Date, HoldCo shall cause to be maintained or provided (i) base salary, or wages, to each Employee at a rate not less than the rate in effect for such Employee immediately prior to the Closing; (ii) an aggregate annual bonus pool in an amount consistent with past practice; and (iii) employee benefit plans, programs and policies that are no less favorable in the aggregate, to the Employees, than the Employee Benefit Programs provided prior to the Closing. In addition, Holdco shall cause periods of service prior to the Closing to be credited for purposes of determining eligibility, vesting and benefits entitlement under all compensation and benefit plans, programs, and policies maintained by the Surviving Company on and after the Closing Date for which such Employees are eligible.

6.3                                 Restricted Stock and Option Grants. As soon as practicable following the Closing Date, HoldCo shall cause the Surviving Corporation to (a) adopt the 2006 Stock Option and Grant Plan in substantially the form of Exhibit G hereto, (b) grant restricted shares pursuant to a restricted stock agreement, in substantially the form of Exhibit H hereto, equal to approximately 7.3% of the fully diluted capitalization of the Surviving Corporation, as reflected on the post-closing capitalization table attached as Exhibit I hereto (the “Cap Table”), to the Employees and in the amounts listed on Schedule 6.3 hereto, which restricted shares shall be valued for tax purposes at fair market value at the time of grant, which is currently anticipated to be between $1.80 and $2.00 per share, (c) grant incentive stock options pursuant to a stock option agreement, in substantially the form of Exhibit J hereto, equal to approximately 2.7% of the fully diluted capitalization of the Surviving Corporation, as reflected on the Cap Table, to certain designated employees of the Surviving Corporation and in the amounts as are mutually agreed upon by the Major Stockholder and the Surviving Corporation, which options will have an exercise price per share of New Common equal to fair market value at the time of grant, which is currently anticipated to be between $1.80 and $2.00 per share of New Common, as reflected on the Cap Table, and (d) reserve an additional 3% of the fully diluted capitalization of the Company for future stock option grants.

6.4                                 Employment Agreements. On the Closing Date and immediately following the transactions contemplated hereby, HoldCo shall cause the Surviving Corporation to enter employment agreements with the Major Stockholder, substantially in the form of Exhibit K hereto, and with Kevin Hesselbirg, substantially in the form of Exhibit L hereto.

6.5                                 $3 Million Retention Bonus Pool for Certain Employees. On the Closing Date and immediately following the transactions contemplated hereby, HoldCo shall cause the Surviving Corporation to adopt the Retention Bonus Plan in the form of Exhibit M hereto. The $3 million deposited into the Bonus Escrow Account shall be used to fund the obligations under such plan.

Section 7.                    Release.

7.1                                 Release. Effective as of the Closing Date and subject to the Major Stockholder’s receipt of the Rollover Consideration as set forth herein, the Major Stockholder hereby releases and forever discharges HoldCo, the Company and each of the Investors, and HoldCo’s, the Company’s and each of the Investors’ respective individual, joint or mutual, past, present and future representatives, affiliates, principals, officers, employees, insurers, subrogors, subrogees, licensees, predecessors, members, directors, managers, stockholders, limited partners, controlling persons, subsidiaries, successors and assigns (individually a “Releasee” and collectively, the “Releasees”) from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, foreseeable and unforeseeable, liquidated and unliquidated, insured and uninsured, both at law and in equity, which the Major Stockholder now has, has ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date related to their employment with the Company or their ownership of Company Common Stock or options of the Company (collectively, the “Causes of Action”); provided, however, that nothing contained herein shall (a) operate to release any obligation of HoldCo arising under this Agreement or any obligation of any of the other parties to the other agreements entered into on the Closing Date, (b) operate to release any obligation of the Company for any unpaid salary accrued within the thirty-day period prior to this agreement or for any accrued benefits, vacation time or right to reimbursement of expenses or (c) operate to release any obligation for matters which the Major Stockholder is entitled to indemnification under the Company’s certificate of incorporation or bylaws as in effect on or prior to the date hereof or as may be in effect after the Effective Time. The Major Stockholder acknowledges that he has been informed that HoldCo, the Company and/or each of the Investors and their respective subsidiaries, affiliates and successors may from time to time enter into agreements for additional types of financing, including, without limitation, recapitalizations, mergers and initial public offerings of capital stock of the Company and/or its subsidiaries, affiliates and successors, and also may pursue acquisitions or enter into agreements for the sale of the Company and/or its subsidiaries, affiliates or successors or all or a portion of the Company’s and/or its subsidiaries’, affiliates’ or successor’s assets, which may result in or reflect an increase or decrease in the value of the Rollover Shares and increases or decreases in value and the Major Stockholder accepts the risk of such increase or decrease in the value of the Rollover Shares.

7.2                                 No Assignment of Claims. The Major Stockholder hereby represents to the Company, HoldCo, and each of the Investors that he (a) has not assigned any Causes of Action or possible Causes of Action against any Releasee, (b) fully intends to release all Causes of Action against the Releasees including, without limitation, unknown and contingent Causes of Action (other than those specifically reserved above), and (c) has consulted with counsel with respect to this Section 7 and has been fully apprised of the consequences hereof.

7.3                                 Covenant Not to Sue. The Major Stockholder covenants and agrees not to institute any litigation, lawsuit, claim or action against any of the Releasees with respect to the released Causes of Action.

7.4                                 Adequacy of Information. The Major Stockholder represents and warrants that he, she or it has access to adequate information regarding the terms this Agreement, the scope and effect of the general release set forth herein, and all other matters encompassed by this Section 7, to make an informed and knowledgeable decision with regard to the agreements set forth in this Section 7. The Major Stockholder further represents and warrants that he has not relied upon the Company, HoldCo or any of the Investors, their respective subsidiaries or any other Releasees in deciding to agree to this Section 7 and has instead made his, her or its own independent analysis and decision to agree to this Section 7.

7.5                                 Sufficiency of Consideration. The Major Stockholder acknowledges and agrees that the Rollover Consideration and the covenants contained herein provide good and sufficient consideration for every promise, duty, release, obligation, agreement and right contained in this Section 7.

Section 8.                    Non-Competition.

8.1                                 Non-Competition and Non-Solicitation. In consideration of the Rollover Consideration and the transactions contemplated hereby, the Major Stockholder agrees to the following:

(a)                             During the period commencing on the date hereof and ending on the fifth anniversary of the date hereof (the “Noncompetition Period”), the Major Stockholder will not, without the express written consent of the Company, directly or indirectly, anywhere in the United States or in any foreign country in which the Company or its Subsidiaries or affiliates have conducted business, are conducting business or are presently contemplating conducting business, engage in any activity which is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, member, partner, director, officer, trustee, executive, agent or consultant, or in any other capacity), any business, organization or person other than the Company (or any Subsidiary or affiliate of the Company), including any such business, organization or person involving, or which is, a family member of the Major Stockholder, whose business, activities, products or services are competitive with any of the business, activities, products or services conducted or offered or proposed to be conducted or offered by the Company or its subsidiaries or affiliates during any period in which the Major Stockholder is employed by the Company or any of its subsidiaries or affiliates. Without implied limitation, the foregoing covenant shall be deemed to prohibit (i) hiring or engaging or attempting to hire or engage for or on behalf of the Major Stockholder or any such competitor any employee of the Company or any of its Subsidiaries and affiliates, or any former employee of the Company and any of its Subsidiaries and affiliates who was employed during the six (6) month period immediately preceding the date of such attempt to hire or engage, (b) encouraging for or on behalf of the Major Stockholder or any such competitor any such employee to terminate his or her relationship or employment with the Company or any of its Subsidiaries and affiliates, (c) recruiting or soliciting for or on behalf of the Major Stockholder or any such competitor any customer of the Company or any of its Subsidiaries and affiliates, or any former customer of the Company or any of its Subsidiaries and affiliates who was a customer during the six (6) month period immediately preceding the date of such solicitation and (d) diverting to any person (as hereinafter defined) any customer or business opportunity of the Company or any of any of its Subsidiaries and affiliates.

(b)                            Notwithstanding anything herein to the contrary, the Major Stockholder may make passive investments in any enterprise the shares of which are publicly traded if such investment constitutes less than five percent (5%) of the equity of such enterprise.

(c)                             The Major Stockholder agrees that if a court of competent jurisdiction determines that any restriction, or portion thereof, set forth in this Section 8 is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Section 8 shall remain in full force and effect. The Major Stockholder further agrees that if a court of competent jurisdiction determines that any provision of this Section 8 is unenforceable, the remaining provisions of this Section 8 shall not be affected thereby, and shall remain in full force and effect.

(d)                            If the Major Stockholder violates any of the restrictions contained in this Section 8, the restrictive period will be suspended and will not run in favor of the Major Stockholder from the time of the commencement of any violation until the time when the Major Stockholder cures the violation to the Company’s reasonable satisfaction.

Section 9.               General.

9.1                                 Waivers and Consents; Amendments.

(a)                             For the purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision as contemplated herein.

(b)                            No amendment to this Agreement may be made without the written consent of the Major Stockholder and a Majority Interest.

(c)                             Any actions required to be taken with respect to consents, approvals or waivers required or contemplated to be given by the Investors hereunder shall require a vote of Investors holding a Majority Interest, and any such action by such Majority Interest shall bind all of the Investors.

9.2                                 Legend on Securities. The following legend shall be typed on each certificate evidencing any of the securities issued under this Agreement and held at any time by the Investors and the Rollover Stockholders:

THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.

9.3                                 Further Actions. The Major Stockholder shall, upon request of the Investors, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Investors to be necessary or desirable to carry out the provisions hereof. Each Investor shall, upon request of the Major Stockholder, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Major Stockholder to be necessary or desirable to carry out the provisions hereof.

9.4                                 Governing Law. This Agreement is to be deemed to be a contract made under, and is to be construed in accordance with, the laws of the State of New York.

9.5                                 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

9.6                                 Notices and Demands. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered in writing by hand, telecopy, telex or other method of facsimile, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two days after being sent by overnight delivery providing receipt of delivery, to the following addresses:

if to the Investors or to HoldCo:

c/o TA Associates, Inc.

125 High Street

High Street Tower, Suite 2500
Boston, MA 02110

Facsimile: (617) 574-6728
Attention: Jonathan W. Meeks

If to the Major Stockholder:

22 Orchard Meadow Road
East Williston, NY 11754
Facsimile: (516) 394-1193

or at any other address designated by a party to the other parties hereto in writing.

9.7                                 Dispute Resolution.

(a)                             All disputes, claims, or controversies arising out of or relating to this Agreement, the Contribution and Exchange Agreement, the Escrow Agreement or any other agreement executed and delivered pursuant to or in connection with this Agreement or the negotiation, breach, validity, termination or performance hereof and thereof or the transactions contemplated hereby and thereby, that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in New York, New York before a single independent arbitrator (the “Arbitrator”). The parties understand and agree that this arbitration shall apply equally to claims of fraud or fraud in the inducement.

(b)                            The parties covenant and agree that the arbitration shall commence within 120 days of the date on which a written demand for arbitration is filed by any party hereto (the “Filing Date”). In connection with the arbitration proceeding, the Arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the Arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the Arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witnesses or experts. The Arbitrator’s decision and award shall be made and delivered within 180 days of the Filing Date. The Arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The Arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

(c)                             The parties covenant and agree that they will participate in the arbitration in good faith and that they will, except as provided in Section 5.2 of this Agreement, (i) bear their own attorneys’ fees, costs and expenses in connection with the arbitration, and (ii) share equally in the fees and expenses charged by the Arbitrator. Any party unsuccessfully refusing to comply with an order of the Arbitrators shall be liable for costs and expenses, including attorneys’ fees, incurred by the other party in enforcing the award. This Section 9.7 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the purpose of avoiding immediate and irreparable harm.

9.8                                 Consent to Jurisdiction. Except as provided in Section 9.7(c) and Section 9.9 each of the parties hereto irrevocably and unconditionally consents to the jurisdiction of JAMS to resolve all disputes, claims or controversies arising out of or relating to this Agreement, the Contribution and Exchange Agreement, the Escrow Agreement or any other agreement executed and delivered pursuant to or in connection with this Agreement or the negotiation, breach, validity, termination or performance hereof and thereof or the transactions contemplated hereby and thereby, and further consents to the sole and exclusive jurisdiction of the state and federal courts located in the State of New York and the city of New York for the purposes of enforcing the arbitration provisions of Section 9.7 of this Agreement. Each party further irrevocably waives any objection to proceeding before the Arbitrator based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before the Arbitrator has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given as provided in Section 9.6. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

9.9                                 Remedies; Severability. Notwithstanding Sections 9.7 and 9.8 above, it is specifically understood and agreed that any breach by a party of the provisions of this Agreement will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

9.10                           Integration. This Agreement, including the exhibits, documents and instruments referred to herein, the other agreements entered into in connection with the transactions contemplated hereby, and the Confidentiality Agreement dated as of June 6, 2005 constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, including, without limitation, the provisions of the letter of intent dated October 12, 2005 between the Investors and the Company in respect of the transactions contemplated herein, the letter agreement between the Investor and the Majority Stockholder dated as of December 5, 2005, which provisions of the letter of intent and such letter agreement shall be completely superseded by the representations, warranties, covenants and agreements contained herein.

9.11                           Assignability; Binding Agreement. This Agreement may not be assigned by any party without the prior written consent of each other party. This Agreement (including, without limitation, the provisions of Section 5) shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns, and no others.

9.12                           No Third Party Beneficiaries. Notwithstanding the foregoing and except as provided in Section 5.2 hereof, nothing in this Agreement is intended to give any Person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement.

9.13                           Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to a specified Person, (i) if the specified Person is an individual, any member of the specified Persons’ family (including any child, step-child, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law); (ii) if the specified Person is an entity, any officer, director, shareholder, partner or investor in the specified Person or of or in any other Affiliate of that specified Person; and (iii) if the specified Person is an individual or an entity, any other Person that directly or indirectly controls, is controlled by, or is under common control with the specified Person.

“GAAP” means generally accepted accounting principles in the United States.

“Indebtedness” means (i) indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business consistent with past practice and payable in accordance with customary practices), (ii) other indebtedness that is evidenced by a note, bond, debenture or similar instrument and (iii) obligations under financing leases, (iv) obligations in respect of acceptances issued or created and (v) any guarantees of the indebtedness or obligations of other Persons of the type described in any of clauses (i) through (iv).

“knowledge of the Management Stockholders” means the actual knowledge of any of the Management Stockholders; provided that each Management Stockholder shall have made due inquiry with any personnel at the Company with primary responsibility for the relevant subject matter.

“Majority Interest” means the Investors holding not less than a majority of the outstanding Convertible Preferred Stock held by all Investors.

“Management Stockholders” means each of the Major Stockholder, Kevin Hesselbirg and Robert Kalish.

“Material Adverse Effect” means a material adverse effect on the assets, liabilities, financial condition, business or results of operations of the Company, other than any effects relating to or resulting from (i) unless such changes have a disproportionate effect on the Company and its Subsidiaries, changes in general economic, financial or securities market conditions in the United States or elsewhere, (ii) general changes or developments in the industry in which the Company and its Subsidiaries operate that do not affect the Company disproportionately, (iii) the announcement of this Agreement and the transactions contemplated hereby, (iv) any actions required under this Agreement to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the transactions contemplated by this Agreement, (v) unless such events have a disproportionate effect on the Company and its Subsidiaries, changes in applicable Laws or the interpretation thereof after the date hereof, and (vi) unless such events have a disproportionate effect on the Company and its Subsidiaries, any outbreak of major hostilities in which the United States is involved or any act of insurrection, sabotage or terrorism within the United States or directed against its facilities or citizens wherever located.

“Option Termination Agreements” mean the Option Termination Agreements by and between the Company and each of the Optionholders dated as of the date hereof.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Registration Rights Agreement” means the Registration Rights Agreement by and among the Company, the Investors and the Management Stockholders dated as of the date hereof.

“Stockholders Agreement” means the Stockholders Agreement by and among the Company, the Investors and the Management Stockholders dated as of the date hereof.

“Subsidiary” of a Person means any corporation more than fifty (50%) percent of whose outstanding voting securities, or any partnership, limited liability company joint venture or other entity more than fifty percent (50%) of whose total equity interest, is directly or indirectly owned by such Person.

9.14                           Publicity. No party may make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties, unless otherwise required by applicable law, and, in any event, the parties shall cooperate as to the timing and contents of any press release or public announcement.

9.15                           Drafting Conventions; No Construction Against Drafter.

(a)                             The headings in this Agreement are provided for convenience and do not affect its meaning. The words “include”, “includes” and “including” are to be read as if they were followed by the phrase “without limitation”. Unless specified otherwise, any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in such agreement. Unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations. If any date specified in this Agreement as a date for taking action falls on a day that is not a business day, then that action may be taken on the next business day. Unless specified otherwise, the words “party” and “parties” refer only to a named party to this Agreement.

(b)                            The parties have participated jointly with their respective counsel in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the parties and there is to be no presumption or burden of proof favoring or disfavoring any party because of the authorship of any provision of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties are signing this Agreement date first above written.

MAJOR STOCKHOLDER

/s/ Coleman Fung
Coleman Fung

[Signature Page to Major Stockholder Contribution and Exchange Agreement]

OLF ACQUISITION CORP.

By:	/s/ Jonathan Meeks
Name: Jonathan Meeks
Title: President, Treasurer and Secretary

[Signature Page to Major Stockholder Contribution and Exchange Agreement]

TA IX L.P.

By:	TA Associates IX LLC, its general partner
By:	TA Associates, Inc., its manager

By:	/s/ Jonathan Meeks
Name: Jonathan Meeks
Title: Principal

TA STRATEGIC PARTNERS FUND A L.P.

By:	TA Associates SPF L.P., its general partner
By:	TA Associates, Inc., its general partner

By:	/s/ Jonathan Meeks
Name: Jonathan Meeks
Title: Principal

TA STRATEGIC PARTNERS FUND B L.P.

By:	TA Associates SPF L.P., its general partner
By:	TA Associates, Inc., its general partner

By:	/s/ Jonathan Meeks
Name: Jonathan Meeks
Title: Principal

TA ATLANTIC AND PACIFIC V L.P.

By:	TA Associates AP V L.P., its general partner
By:	TA Associates, Inc., its General Partner

By:	/s/ Jonathan Meeks
Name: Jonathan Meeks
Title: Principal

[Signature Page to Major Stockholder Contribution and Exchange Agreement]

TA INVESTORS II L.P.

By:	TA Associates, Inc., its general partner

By:	/s/ Jonathan Meeks
Name: Jonathan Meeks
Title: Principal

[Signature Page to Major Stockholder Contribution and Exchange Agreement]

Exhibit A

Form of Escrow Agreement

Execution Copy

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Escrow Agreement”) is made as of the 1st day of February, 2006, by and among the entities identified on Schedule A hereto as investors, each having its principal place of business at c/o TA Associates, Inc., 125 High Street, Suite 2500, Boston, Massachusetts 02110 (the “Investors”), OLF Acquisition Corp., a Delaware corporation with its principal place of business at 1502 Reckson Plaza, West Tower -15th Floor, Uniondale, NY 11556-1502 (“HoldCo”), TA Associates, Inc., a Delaware corporation with its principal place of business at 125 High Street, Suite 2500, Boston, Massachusetts 02110, as representative of the Investors (the “Investor Representative”). Coleman Fung (the “Major Stockholder” and, together with the Investors, HoldCo and the Investor Representative, the “Escrow Parties”) and Mellon Trust of New England, N.A., a national banking association with its principal place of business at Mellon Financial Center, Boston, MA 02108 (the “Escrow Agent”).

WHEREAS, HoldCo, the Investors and the Major Stockholder are parties to a Major Stockholder Contribution and Exchange Agreement dated as of February 1, 2006 (the “Contribution and Exchange Agreement”), pursuant to which HoldCo is purchasing from the Major Stockholder, and the Major Stockholder is selling to HoldCo, a controlling interest in Open Link Financial, Inc., a Delaware corporation (the “Company”);

WHEREAS, Section 1.3 of the Contribution and Exchange Agreement provides that at the closing of the transactions contemplated therein (the “Closing”), (a) HoldCo shall cause the Company to deposit $3,000,000 of Company funds (the “Bonus Escrow Deposit”) and (b) the Major Stockholder and the Investors shall cause to be deposited $3,350,000 of the amount otherwise payable to the Major Stockholder (the “General Escrow Deposit”) into separate accounts with the Escrow Agent to be held in escrow as hereinafter provided.; and

WHEREAS, following the consummation of the transactions contemplated by the Contribution and Exchange Agreement and related transactions, HoldCo will merge with and into the Company with the Company as the surviving corporation.

NOW, THEREFORE, the parties agree as follows:

1.        Appointment of Agents. The Investors, HoldCo (on behalf of itself and the Company) and the Major Stockholder hereby jointly appoint the Escrow Agent as their agent to hold in escrow, and to administer the disposition of, the Escrow Fund (as defined below) in accordance with the terms of this Escrow Agreement, and the Escrow Agent hereby accepts such appointment on such terms and conditions as set forth herein.

The Investors consent to the appointment of the Investor Representative as the attorney-in-fact and agent for and on behalf of each Investor to perform the obligations of the Investor Representative hereunder; and to the taking by the Investor Representative of any and all actions and the making of any decisions required or permitted to be made by the Investor Representative under this Agreement

2.        Establishment of Escrow.

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(a)    Contemporaneously with the Closing, HoldCo shall cause the Company to deposit the Bonus Escrow Deposit with the Escrow Agent and the Investors and the Major Stockholder shall cause the General Escrow Deposit to be deposited with the Escrow Agent into separate accounts, and the Escrow Agent shall promptly acknowledge receipt of any funds so deposited. The Bonus Escrow Deposit, together with all interest, dividends and other income earned with respect thereto, shall be referred to herein as the “Bonus Escrow Fund.” The General Escrow Deposit, together with all interest, dividends and other income earned with respect thereto, shall be referred to herein as the “General Escrow Fund.” The Escrow Agent agrees to administer the disposition of each of the Bonus Escrow Fund and the General Escrow Fund in accordance with the terms and conditions of this Escrow Agreement. The Bonus Escrow Fund and the General Escrow Fund shall each be segregated on the books and records of the Escrow Agent from each other and from the other assets of the Escrow Agent, the Bonus Escrow Fund shall be held by the Escrow Agent for the benefit of the Participants under the Company Retention Bonus Plan, a copy of which is attached hereto as Exhibit A (the “Plan”), provided however that the Participants shall not be, and shall not have any rights as, third-party beneficiaries of this Escrow Agreement and the Escrow Agent shall have no liability of any kind whatsoever to the Participants, and the General Escrow Fund shall be held by the Escrow Agent for the benefit of the Investors and the Major Stockholder in accordance with the terms and conditions of this Escrow Agreement. The Bonus Escrow Fund and the General Escrow Fund shall each be held and disbursed solely for the purposes of, and in accordance with the terms and conditions of, this Escrow Agreement. The Escrow Parties acknowledge that the sums held in escrow hereunder may be reduced from time to time during the term hereof pursuant to the terms of this Agreement. Accordingly, the terms “Bonus Escrow Fund” and “General Escrow Fund” shall refer both to the Bonus Escrow Deposit and the General Escrow Deposit, respectively, and to such lesser amounts as may be held pursuant hereto at any point during the term hereof.

3.        Customer Identification and TIN Certification; Interest Distributions.

(a)    To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each individual or entity that opens an account. Therefore, the Escrow Agent must obtain the name, address, taxpayer or other government identification number, and other information, such as date of birth for individuals, for each individual and business entity that is a party to this Agreement. For individuals signing this Agreement on their own behalf or on behalf of another, the Escrow Agent requires a copy of a driver’s license, passport or other form of photo identification. For business and other entities that are parties to this Agreement, the Escrow Agent will require such documents as it deems necessary to confirm the legal existence of the entity.

(b)    At the time of execution of this Escrow Agreement, each Investor, the Investor Representative, HoldCo and the Major Stockholder shall provide to the Escrow Agent a completed IRS Form W-9, and every individual executing this Agreement on behalf of an Escrow Party shall provide to the Escrow Agent a copy of a driver’s license, passport or other form of photo identification acceptable to the Escrow Agent. The Investors, the Investor Representative, HoldCo, and the Major Stockholder agree to provide to the Escrow Agent such

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organizational documents and documents establishing the authority of any individual acting in a representative capacity as the Escrow Agent may reasonably require in order to comply with its established practices, procedures and policies.

(c)    The Escrow Agent is authorized and directed to report all interest and other income earned on the Bonus Escrow Fund and the General Escrow Fund to HoldCo (or its successor entity). Each month, the Escrow Agent shall distribute 40% of all interest or other income earned on the Bonus Escrow Fund and the General Escrow Fund to HoldCo (or its successor), which distributions shall be used by HoldCo (or its successor) to pay any tax liability in respect of such interest or other income. All other interest or other income from the Bonus Escrow Fund and the General Escrow Fund shall be added to the respective fund. The parties hereto understand that, in the event a tax identification number is not certified to the Escrow Agent as provided herein, the United States Internal Revenue Code of 1986, as amended from time to time, may require withholding of a portion of any interest or other income earned on the Bonus Escrow Fund or the General Escrow Fund.

4.        Deposit of Escrow Fund. The Escrow Agent shall separately deposit each of the Bonus Escrow Fund and the General Escrow Fund in one or more deposit accounts at Mellon Trust of New England, N.A., in accordance with such written instructions and directions as may from time to time be provided to the Escrow Agent solely by the Major Stockholder (with respect to the Bonus Escrow Fund) or jointly by the Major Stockholder and the Investor Representative (with respect to the General Escrow Fund). In the event that the Escrow Agent does not receive written instructions as aforesaid, the Escrow Agent shall deposit each of the Bonus Escrow Fund and the General Escrow Fund in money market accounts at Mellon Trust of New England, N.A., in each case having maturity dates that permit payments to be made from the Bonus Escrow Fund and the General Escrow Fund, as applicable, in accordance with the terms hereof. Deposits hereunder shall in all instances be subject to availability (including any time-of-day requirements). All amounts received by the Escrow Agent (and any credits to the Bonus Escrow Fund or the General Escrow Fund) shall be conditioned upon collection (and actual receipt by the Escrow Agent of final payment). In no event shall the Escrow Agent have any obligation to advance funds prior to the collection and receipt of such funds by the Escrow Agent. The Escrow Agent shall not be responsible for any loss due to interest rate fluctuation, early withdrawal penalty or market value changes, other than as a result of the gross negligence or willful misconduct of the Escrow Agent. The Investors and the Major Stockholder understand that deposits of the Bonus Escrow Fund and the General Escrow Fund are not necessarily insured by the federal government of the United States or any agency or instrumentality thereof, or of any State or municipality, and that such deposits do not necessarily earn a fixed rate of return. In no instance shall the Escrow Agent have any obligation to provide investment advice of any kind. The Escrow Agent shall not be liable or responsible for any loss resulting from any deposit made pursuant to this Section 4, other than as a result of the gross negligence or willful misconduct of the Escrow Agent.

5.        Release of the Bonus Escrow Fund; Disputes. The Escrow Agent shall not disburse any portion of the Bonus Escrow Fund except in compliance with the provisions of this Section 5 that are set forth below:

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(a)    Instruction. The Escrow Agent shall use its best efforts to promptly, and in any event within three business days of its actual receipt of written instructions from HoldCo (or its successor), pay the amount or amounts specified in such instructions to the individual or individuals specified therein and shall also pay to such individual or individuals any interest or other income on such amounts not previously paid to HoldCo (or its successor) pursuant to Section 3(c) hereof (the “Net Interest and Income”). The Escrow Agent shall have no duty or obligation to inquire as to whether any such instructions comply or are made in accordance with the terms of the Plan.

(b)    Funds Transfer Procedures. All payments out of the Bonus Escrow Fund shall be made by federal funds wire transfer or by cashier’s check, and the Major Stockholder shall, at the time of the execution and delivery of this Agreement, and from time to time thereafter, provide to the Escrow Agent wire transfer instructions or a mailing address for each individual who may receive distributions from the Bonus Escrow Fund at such times, in each case pursuant to this Section 5. Any funds transfers shall be made subject to, and in accordance with, the Escrow Agent’s normal funds transfer procedures in effect from time to time. The Escrow Agent shall be entitled to rely upon all bank and account information provided to the Escrow Agent by any of the Escrow Parties. The Escrow Agent shall have no duty to verify or otherwise confirm any written wire transfer instructions but it may do so in its discretion on any occasion without incurring any liability to any of the Escrow Parties for failing to do so on any other occasion. The Escrow Agent shall process all wire transfers based on bank identification and account numbers rather than the names of the intended recipient of the funds, even if such numbers pertain to a recipient other than the recipient identified in the payment instructions. The Escrow Agent shall have no duty to detect any such inconsistencies and shall resolve any such inconsistencies by using the account number.

(c)    Deficiency of Funds. Notwithstanding anything to the contrary in this Agreement, if any amount to be released at any time or under any circumstances exceeds the balance in the Bonus Escrow Fund, as applicable, the Escrow Agent shall release such balance and shall have no liability or responsibility to the Escrow Parties for any deficiency.

6.        Release of the General Escrow Fund; Disputes. The Escrow Agent shall not disburse any portion of the General Escrow Fund except in compliance with the provisions of this Section 6 that are set forth below:

(a)    Joint Written Instruction. If the Escrow Agent receives joint written instructions from the Investor Representative and the Major Stockholder, substantially in the form of Exhibit B hereto, as to payment of all or any part of the General Escrow Fund, the Escrow Agent shall use its best efforts to promptly, and in any event within three business days of its actual receipt of that instruction, pay the amount specified in that instruction (including any Net Interest and Income thereon) as directed therein. The Escrow Agent shall have no obligation to follow any directions set forth in any joint written instructions unless and until the Escrow Agent is satisfied, in its sole discretion, that the persons executing said joint written instructions are authorized to do so.

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(b)    Investor Claims. On the fifteenth business day after receipt by the Escrow Agent of a notice signed by the Investor Representative (a “General Escrow Investor Notice”) (i) stating that the Investors are entitled to a distribution of all or a part of the General Escrow Fund and (ii) specifying the amount to be distributed, then, subject to Section 6(d), the Escrow Agent shall use its best efforts, promptly after such fifteenth business day after its actual receipt of the applicable General Escrow Investor Notice, to pay to the Investors such amount of the General Escrow Fund specified in the General Escrow Investor Notice, pro rata in accordance with the respective percentages set forth opposite such Investor’s name on Schedule A hereto (together with any Net Interest and Income thereon).

(c)    General Escrow Release Date. If any amount of the General Escrow Fund remains on deposit with the Escrow Agent under this Agreement on April 30, 2007, or such earlier date as the Investor Representative and the Major Stockholder may indicate in a joint written notice to the Escrow Agent (the “General Escrow Release Date”), the Escrow Agent shall deliver that amount to the Major Stockholder, net of any portions thereof, including any Net Interest and Income thereon, in respect of which the Escrow Agent has received a General Escrow Investor Notice in accordance with Section 6(b) on or prior to the General Escrow Release Date (the “General Escrow Remainder”).

(d)    Disputes. The Investor Representative shall send to the Major Stockholder a copy of each General Escrow Investor Notice at the same time its sends such General Escrow Investor Notice to the Escrow Agent. The Major Stockholder may dispute a General Escrow Investor Notice by delivering written notice of its dispute (a “General Escrow Dispute Notice”) to the Investor Representative and to the Escrow Agent within 10 business days after the Escrow Agent’s receipt of the applicable General Escrow Investor Notice (the “General Escrow Dispute Period”), in which case the Escrow Agent shall continue to hold the amount specified by the Investor Representative in the General Escrow Investor Notice in the General Escrow Fund in accordance with the terms of this Agreement (together with any Net Interest and Income thereon). If the Investor Representative and the Major Stockholder do not resolve the dispute within 10 days after the date the Major Stockholder sends a General Escrow Dispute Notice, then the Major Stockholder or the Investor Representative may cause the dispute to be submitted to arbitration as provided in Section 7.7 of the Contribution and Exchange Agreement. For the avoidance of doubt, in no event shall the Escrow Agent be responsible for any fee or expense of any party to any arbitration proceeding. Upon completion of the arbitration either the Major Stockholder or the Investor Representative may provide a written notice to the Escrow Agent as to the final resolution of the dispute, attaching a copy of the relevant arbitration decision (the “General Escrow Arbitration Decision”) certified as to its validity and finality by an officer of the party providing the notice and instructing the Escrow Agent as to any amounts to be disbursed from the General Escrow Fund. The Escrow Agent shall use its best efforts to pay such amounts (together with any Net Interest and Income thereon) out of the General Escrow Fund promptly, and in any event with three business days following actual receipt by the Escrow Agent of a joint written instruction or a notice and certified copy of the General Escrow Arbitration Decision, such amount specified in such joint written instruction or certified copy of the General Escrow Arbitration Decision, as applicable (together with any Net Interest and Income thereon). For the avoidance of doubt, if a General Escrow Dispute Notice is given within the time period specified in this Section 6(d), the Escrow Agent shall make payment with

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respect thereto only in accordance with (i) joint written instructions of the Investor Representative and the Major Stockholder or (ii) the General Escrow Arbitration Decision.

(e)    Funds Transfer Procedures. All payments out of the General Escrow Fund shall be made by federal funds wire transfer or by cashier’s check, as elected by the party receiving the funds. Any funds transfers shall be made subject to, and in accordance with, the Escrow Agent’s normal funds transfer procedures in effect from time to time. The Escrow Agent shall be entitled to rely upon all bank and account information provided to the Escrow Agent by any of the Escrow Parties. The Escrow Agent shall have no duty to verify or otherwise confirm any written wire transfer instructions but it may do so in its discretion on any occasion without incurring any liability to any of the Escrow Parties for failing to do so on any other occasion. The Escrow Agent shall process all wire transfers based on bank identification and account numbers rather than the names of the intended recipient of the funds, even if such numbers pertain to a recipient other than the recipient identified in the payment instructions. The Escrow Agent shall have no duty to detect any such inconsistencies and shall resolve any such inconsistencies by using the account number.

(f)     Deficiency of Funds. Notwithstanding anything to the contrary in this Agreement, if any amount to be released at any time or under any circumstances exceeds the balance in the General Escrow Fund, as applicable, the Escrow Agent shall release such balance and shall have no liability or responsibility to the Escrow Parties for any deficiency.

7.        Responsibilities and Liability of Escrow Agent.

(a)    Duties Limited. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. The Escrow Agent’s duties shall be determined only with reference to this Escrow Agreement and applicable laws and it shall have no implied duties. The Escrow Agent shall not be bound by, deemed to have knowledge of, or have any obligation to make inquiry into or consider, any term or provision of any agreement, among the Investors, the Major Stockholder, and/or any other third party which may be referred to herein or as to which the escrow relationship created by this Escrow Agreement relates, including, without limitation, the Contribution and Exchange Agreement.

(b)    Limitations on Liability of Escrow Agent. Except in cases of the Escrow Agent’s bad faith, willful misconduct or gross negligence, the Escrow Agent shall be fully protected (i) in acting in reliance upon any certificate, statement, request, notice, advice, instruction, direction, other agreement or instrument or signature reasonably and in good faith believed by the Escrow Agent to be genuine, (ii) in assuming that any person purporting to give the Escrow Agent any of the foregoing in accordance with the provisions hereof, or in connection with either this Escrow Agreement or the Escrow Agent’s duties hereunder, has been duly authorized to do so, and (iii) in acting or failing to act in good faith on the advice of any counsel retained by the Escrow Agent. The Escrow Agent shall not be liable for any mistake of fact or law or any error of judgment, or for any act or omission, except as a result of its bad faith, willful misconduct or gross negligence. The Escrow Agent shall not be responsible for any loss

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incurred upon any investment made under circumstances not constituting bad faith, willful misconduct or gross negligence.

In connection with any payments that the Escrow Agent is instructed to make by wire transfer, the Escrow Agent shall not be liable for the acts or omissions of (a) any Escrow Party or other person providing such instructions, including without limitation errors as to the amount, bank information or bank account number; or (b) any other person or entity, including without limitation any Federal Reserve Bank, any transmission or communications facility, any funds transfer system, any receiver or receiving depository financial institution, and no such person or entity shall be deemed to be an agent of the Escrow Agent.

Without limiting the generality of the foregoing, it is hereby agreed that in no event will the Escrow Agent be liable for any lost profits or other indirect, special, incidental or consequential damages which the parties may incur or experience by reason of having entered into or relied on this Escrow Agreement or arising out of or in connection with the Escrow Agent’s services, even if the Escrow Agent was advised or otherwise made aware of the possibility of such damages. The Escrow Agent shall not be liable for acts of God, acts of war, breakdowns or malfunctions of machines or computers, interruptions or malfunctions of communications or power supplies, labor difficulties, actions of public authorities, or any other similar cause or catastrophe beyond the Escrow Agent’s reasonable control.

In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, or shall receive any certificate, statement, request, notice, advice, instruction, direction or other agreement or instrument from any other party hereto with respect to either the Bonus Escrow Fund or General Escrow Fund, which, in the Escrow Agent’s reasonable and good faith opinion, is in conflict with any of the provisions of this Escrow Agreement, or shall be advised that a dispute has arisen with respect the General Escrow Fund or any part thereof, the Escrow Agent shall be entitled, without liability to any person, to refrain from taking any action other than to keep safely the Bonus Escrow Fund and the General Escrow Fund until the Escrow Agent shall be directed otherwise in accordance with Section 4 hereof. The Escrow Agent shall be under no duty to institute or defend any legal proceedings, although the Escrow Agent may, in its discretion and at the expense of the Investors and the Major Stockholder, as provided in Section 7(c) or 7(d) hereof, institute a proceeding under Section 7(d) or defend a proceeding.

(c)    Indemnification of Escrow Agent. The Major Stockholder and the Investors hereby jointly and severally agree to indemnify the Escrow Agent for, and to hold it harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by the Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Escrow Agent of, any of the Escrow Agent’s duties under this Escrow Agreement, except as arise out of or relate to the Escrow Agent’s bad faith, willful misconduct or gross negligence.

(d)    Authority to Interplead. The parties hereto authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued, to interplead all interested parties in

7

any court of competent jurisdiction and to deposit the General Escrow fund, as applicable, with the clerk of that court. In the event of any dispute hereunder, the Escrow Agent shall be entitled to petition a court of competent jurisdiction and shall perform any acts ordered by such court.

(e)    No Representations. The Escrow Agent makes no representations as to the validity, value, genuineness, or the collectibility of any security or other document or instrument held by or delivered to the Escrow Agent by or on behalf of the parties hereto.

8.        Termination.

(a)    With respect to the Bonus Escrow Account, this Escrow Agreement and all of the obligations of the Escrow Agent hereunder shall terminate when all funds have been distributed from the Bonus Escrow Fund pursuant to Section 5(a)

(b)    With respect to the General Escrow Account, this Escrow Agreement and all of the obligations of the Escrow Agent hereunder shall terminate upon the earlier to occur of (i) the release of the General Escrow Fund by the Escrow Agent pursuant to Section 6(a) (b) or (c) or (ii) the filing of an interpleader action involving the General Escrow Fund by the Escrow Agent in accordance with Section 7(d) hereof.

9.        Removal of Escrow Agent. The Investor Representative and the Major Stockholder, acting together, shall have the right to terminate the appointment of the Escrow Agent, specifying the date upon which such termination shall take effect. Thereafter, the Escrow Agent shall have no further obligation hereunder except to hold the Bonus Escrow Fund or the General Escrow Account as depository. The Investor Representative and the Major Stockholder agree that in the event of such termination, they will reasonably cooperate with each other in order to jointly appoint a banking corporation, trust company or attorney as successor Escrow Agent. The Escrow Agent shall refrain from taking any action until it shall have received joint written instructions from the Investor Representative and the Major Stockholder designating the successor Escrow Agent. The Escrow Agent shall deliver all of the Bonus Escrow Fund and the General Escrow Fund not previously paid out as provided in this Agreement to such successor agent in accordance with such instructions and, upon receipt of the Bonus Escrow Fund and the General Escrow Fund, the successor agent shall be bound by all of the provisions hereof.

10.      Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties and obligations hereunder at any time by giving no less than 15 days’ prior written notice of such resignation to the Investor Representative and the Major Stockholder, specifying the date when such resignation will take effect. Thereafter, the Escrow Agent shall have no further obligation hereunder except to hold the Bonus Escrow Fund and the General Escrow Fund as depository. In the event of such resignation, the Investor Representative and the Major Stockholder agree that they will cooperate with each other to jointly appoint a banking corporation, trust company, or attorney as successor Escrow Agent within 15 days of notice of such resignation. The Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Investor Representative and the Major Stockholder designating the successor Escrow Agent. The Escrow Agent shall deliver all of the Bonus

8

Escrow Fund and the General Escrow Fund not previously paid out as provided in this Agreement to such successor agent in accordance with such instructions and, upon receipt of the Bonus Escrow Fund and the General Escrow Fund, the successor agent shall be bound by all of the provisions hereof.

11.      Accounting. On a monthly basis, the Escrow Agent shall render a written statement setting forth the balances of the Bonus Escrow Fund and the General Escrow Fund, all interest earned and all distributions made, which statements shall be delivered to the Investor Representative and the Major Stockholder at the address(es) set forth in Section 14.

12.      Survival. Notwithstanding anything herein to the contrary, the provisions of Section 7(c) shall survive any resignation or removal of the Escrow Agent and any termination of this Escrow Agreement.

13.      Amounts Owed to the Escrow Agent. The Escrow Parties each acknowledge their joint and several obligation to pay any fees, expenses and other amounts owed to the Escrow Agent pursuant to this Agreement. The parties agree that the Escrow Agent shall be entitled to withhold from any distribution otherwise required to be made from the Escrow Fund if any amounts owed to the Escrow Agent under Section 7(c) and 7(d) remain unpaid on the date such distribution would otherwise be made.

14.      Notices. All notices under this Escrow Agreement shall be transmitted to the respective parties, shall be in writing and shall be considered to have been duly given or served when personally delivered to any individual party, or on the first business day after the date of deposit with an overnight courier for next day delivery, postage paid, or on the third business day after deposit in the United States mail, certified or registered, return receipt requested, postage prepaid, or on the date of telecopy, fax or similar telephonic transmission during normal business hours, as evidenced by mechanical confirmation of such telecopy, fax or telephonic transmission, addressed in all cases to the party at its address set forth below, or to such other address as such party may hereafter designate, provided that notice will be deemed to have been given to Escrow Agent on the actual date received:

if to HoldCo (or its successor):

Open Link Financial, Inc.
1502 Reckson Plaza
West Tower-15th Floor
Uniondale, NY 11556-1502
Facsimile:

if to the Major Stockholder:

22 Orchard Meadow Road
East Williston, NY 11754
Facsimile:

9

if to the Investor Representative:

TA Associates, Inc.
125 High Street, Suite 2500
Boston, MA 02110
Facsimile: (617) 574-6728
Attention: Jonathan W. Meeks

If to the Escrow Agent:

Mellon Trust of New England, N.A.
Mellon Financial Center, Banking Floor
Boston, Massachusetts 02108
Facsimile (617) 722-7982
Attention: Darci Buchanan

with a copy (which shall not constitute notice to the Escrow Agent) to:

Abendroth, Berns & Warner LLC
47 Church Street, Suite 301
Wellesley, MA 02482
Facsimile: (781) 237-8891
Attention: Bruce D. Berns, Esq.

Any notice given hereunder, except notices to the Escrow Agent, may be given on behalf of any party by its counsel or other authorized representative. In all cases the Escrow Agent shall be entitled to rely on a copy or a fax transmission of any document with the same legal effect as it were the original of such document.

15.      Modifications; Waiver. This Escrow Agreement may not be altered or modified without the express prior written consent of the Investor Representative, the Major Stockholder and the Escrow Agent. No course of conduct shall constitute a waiver of any terms or conditions of this Escrow Agreement, unless such waiver is specified in writing and executed by the party against which such waiver is to be enforced, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

16.      Further Assurances. If at any time the Escrow Agent shall consider or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions hereof and the transactions contemplated hereby, the parties hereto shall execute and deliver any and all such agreements or other documents, and do all things reasonably necessary or appropriate to carry out fully the provisions hereof.

17.      Assignment. This Escrow Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. This Escrow Agreement is freely assignable by the Investors. This Escrow Agreement may not be assigned by the Escrow

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Agent without the prior written consent of each of the parties hereto, except that upon prior written notice to the each of the parties hereto, the Escrow Agent may assign this Escrow Agreement to an affiliated or successor trust company or other qualified banking institution.

18.      Section Headings. The section headings contained in this Escrow Agreement are for purposes of convenience only and shall not determine the meaning or interpretation hereof.

19.      Governing Law. This Escrow Agreement is to be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

20.      Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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COMPANY:

OPEN LINK FINANCIAL, INC.

By:	/s/ Kevin J. Hesselbirg
Name:	Kevin J. Hesselbirg
Title:	COO

MAJOR STOCKHOLDER:

/s/ Coleman Fung
Coleman Fung

[Signature Page to the Escrow Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed on the date first above written.

INVESTORS:

TA IX L.P.
By:	TA Associates IX LLC, its General Partner
By:	TA Associates, Inc., its Manager

By:	/s/ Jonathan Meeks
Name:	Jonathan Meeks
Title:	Principal

TA ATLANTIC AND PACIFIC V L.P.
By:	TA Associates AP V L.P., its General Partner
By:	TA Associates, Inc., its General Partner

By:	/s/ Jonathan Meeks
Name:	Jonathan Meeks
Title:	Principal

TA STRATEGIC PARTNERS FUND A L.P.
By:	TA Associates SPF L.P., its General Partner
By:	TA Associates, Inc., its General Partner

By:	/s/ Jonathan Meeks
Name:	Jonathan Meeks
Title:	Principal

[Signature Page to the Escrow Agreement]

TA STRATEGIC PARTNERS FUND B L.P.
By:	TA Associates SPF L.P., its General Partner
By:	TA Associates, Inc., its General Partner

By:	/s/ Jonathan Meeks
Name:	Jonathan Meeks
Title:	Principal

TA INVESTORS II, L.P.
By:	TA Associates, Inc., its General Partner

By:	/s/ Jonathan Meeks
Name:	Jonathan Meeks
Title:	Principal

INVESTOR REPRESENTATIVE:

TA ASSOCIATES, INC.

By:	/s/ Jonathan Meeks
Name:	Jonathan Meeks
Title:	Principal

HOLDCO:

OLF ACQUISITION CORP.

By:	/s/ Jonathan Meeks
Name:	Jonathan Meeks
Title:	President, Treasurer and Secretary

[Signature Page to the Escrow Agreement]

ESROW AGENT:

MELLON TRUST OF NEW ENGLAND, N.A.

By:	/s/ Illegible
Name:	Illegible
Title:	Vice President

[Signature Page to the Escrow Agreement]

Schedule A

Investors:	Interest:

TA IX L.P.	69.2449%

Address:
125 High Street, Suite 2500
Boston, MA 02110

TA/Atlantic and Pacific V L.P.	27.6980%

Address:
125 High Street, Suite 2500
Boston, MA 02110

TA Strategic Partners Fund A L.P.	1.4178%

Address:
125 High Street, Suite 2500
Boston, MA 02110

TA Strategic Partners Fund B L.P.	0.2545%

Address:
125 High Street, Suite 2500
Boston, MA 02110

TA Investors II L.P.	1.3849%

Address:
125 High Street, Suite 2500
Boston, MA 02110

Total	100.0000%

Exhibit A

Retention Bonus Plan

See Exhibit 10.10

EXHIBIT B

JOINT WRITTEN INSTRUCTIONS
FOR RELEASE OF GENERAL ESCROW FUNDS

Pursuant to Section 6(f) of the Escrow Agreement dated as of                 , 2006, by and among by and among HoldCo (as defined therein), the Investors (as defined therein), the Major Stockholder, the Investor Representative (each as defined therein) and Mellon Trust of New England, N.A., (the “Escrow Agent”), the Investor Representative and the Major Stockholder hereby instruct the Escrow Agent to release $[                 ] from the General Escrow Fund in accordance with the following instructions:

Wire Instructions:
Account Name:
Account Number:
Bank Name:
Bank ABA Number:
Bank Address:

For credit to:
Special Instructions:

Bank Check:
Payee Name:
Mailing Address:

INVESTOR REPRESENTATIVE	MAJOR STOCKHOLDER

TA Associates, Inc.

By:
Name:	Coleman Fung
Title:

Exhibit B

Certificate of Incorporation

See Exhibit 3.1

Exhibit C

Form of Amended and Restated Bylaws

See Exhibit 3.3

Exhibit D

Form of Option Termination Agreement

See Exhibit 10.11

Exhibit E

Form of Option Termination and Stay Bonus Agreement

See Exhibit 10.12

Exhibit F

Form of Morgan, Lewis & Bockius LLP Opinion

Exhibit G

Form of 2006 Stock Option and Grant Plan

See Exhibit 10.9

Exhibit H

Form of Restricted Stock Agreement

See Exhibit 10.13

Exhibit I

Post-Closing Capitalization Table

Exhibit J

Form of Incentive Stock Option Agreement

See Exhibit 10.15

Exhibit K

Form of Employment Agreement with Major Stockholder

See Exhibit 10.6

Exhibit L

Form of Employment Agreement with Kevin Hesselbirg

See Exhibit 10.7

Exhibit M

Form of Retention Bonus Plan

See Exhibit 10.10

Schedule 6.3

Restricted Stock and Option Grants

I.              Restricted Stock Grants

Proposed Restricted
Name of Employee	Stock Grant

Kenneth Knowles	192,500
Kevin Hesselbirg	192,500
Jonathan Stochel	192,500
Jean Claude Riss	125,000
Wolfgang Ferse	120,000
John D’Aleo	105,000
Paul Gaylor	105,000
Robert Kalish	71,500
Rich Grossi	53,000
Gary Koche	73,000
Ian Comley	50,000
Mike Gallagher	68,000
Martin Taylor	55,000
Mack Miller	25,000
Valerie Nance	35,000
Randal Parsons	53,000
Jim Leeds	45,000
Tom Marapodi	35,000
Phil Wang	30,000
Robert Bahlman	25,000
Tara Neuman	37,500
Rich Gold	17,500
Matt Frye	45,000
Rich Levy	9,000